SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               November 17, 1999
               Date of Report (Date of Earliest Event Reported)


                              ASARCO INCORPORATED
            (Exact name of Registrant as specified in its Charter)


                                  New Jersey
                           (State of Incorporation)


                1-164                                    13-4924440
        (Commission File Number)                   (IRS Employer Id. Number)


            180 Maiden Lane                                  10038
           New York, New York                             (Zip Code)
(Address of principal executive offices)

                                (212) 510-2000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former Name or Former Address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          In connection with a tender offer by Grupo Mexico, S.A. de C.V. ("Grupo Mexico") and its wholly owned subsidiary ASMEX Corporation ("ASMEX") for all of the outstanding shares of common stock, without par value per share, of ASARCO Incorporated (the "Company"), on November 17, 1999, Grupo Mexico caused a merger of ASMEX with and into the Company. Upon consummation of the merger, the Company became a subsidiary of Grupo Mexico, and the shareholders of the Company who did not tender their shares became entitled to receive $29.75 per share in cash. The Tender Offer was financed in part with borrowings under the credit facilities described below. The total purchase price for the Company was approximately $1,157 million for the tendered shares and all remaining outstanding shares, including certain additional amounts to be paid in respect of outstanding stock options, warrants and other expenses. Grupo Mexico currently beneficially owns 100% of the Company's voting securities and Banco Internacional, S.A., Institucion de Banca Multiple, Grupo Financiero Bital, S.A. de C.V. - Fideicomiso 80985 has record ownership of approximately 11% of the Company's voting securities.

Item 5.   Other Events.

          On November 12, 1999, Grupo Mexico, ASMEX, The Chase Manhattan Bank and Chase Securities, Inc. executed a credit agreement (the "Credit Agreement") in connection with the Tender Offer and the Company assumed the obligations of ASMEX under the Credit Agreement upon consummation of the merger. On November 15, 1999, the Company entered into a revolving credit agreement (the "Revolving Credit Agreement") with Grupo Mexico, The Chase Manhattan Bank and Chase Securities, Inc. to refinance certain existing indebtedness of the Company and to provide working capital. Copies of the Credit Agreement and the Revolving Credit Agreement are attached hereto as exhibits and incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

Exhibit No.      Description

10.1 Credit Agreement, dated as of November 10, 1999, among ASMEX, Grupo Mexico, the Lenders Party thereto and The Chase Manhattan Bank.

10.2 Revolving Credit Agreement, dated as of November 10, 1999, among the Company, Grupo Mexico, the Lenders Party thereto and The Chase Manhattan Bank.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ASARCO INCORPORATED


                                       By:  /s/ Daniel Tellechea Salido
                                           ---------------------------------
                                           Name:   Daniel Tellechea Salido
                                           Title:  Vice President and
                                                   Chief Financial Officer


Date:  December 1, 1999

                                                                  Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                November 10, 1999

                                      among

                               ASMEX CORPORATION,
                                   as Borrower

                           GRUPO MEXICO, S.A. DE C.V.,
                                  as Guarantor

                            The LENDERS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent


                               -------------------

                                  $817,000,000

                               -------------------


                             CHASE SECURITIES INC.,
                     as Sole Book Manager and Lead Arranger



================================================================================

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I  DEFINITIONS.........................................................1

         SECTION 1.01.  Defined Terms..........................................1
         SECTION 1.02.  Terms Generally.......................................25
         SECTION 1.03.  Accounting Terms; GAAP................................25

ARTICLE II  THE CREDITS.......................................................25

         SECTION 2.01.  The Commitments.......................................25
         SECTION 2.02.  Loans and Borrowings..................................26
         SECTION 2.03.  Requests for Borrowings...............................26
         SECTION 2.04.  Funding of Borrowings.................................27
         SECTION 2.05.  Interest Elections....................................28
         SECTION 2.06.  Termination and Reduction of the Commitments..........29
         SECTION 2.07.  Repayment of Loans; Evidence of Debt..................29
         SECTION 2.08.  Prepayment of Loans...................................30
         SECTION 2.09.  Fees .................................................32
         SECTION 2.10.  Interest..............................................33
         SECTION 2.11.  Alternate Rate of Interest............................33
         SECTION 2.12.  Increased Costs.......................................34
         SECTION 2.13.  Break Funding Payments................................35
         SECTION 2.14.  Taxes. 35
         SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing
                          of Set-offs ........................................36
         SECTION 2.16.  Mitigation Obligations; Replacement of Lenders........38

ARTICLE III  GUARANTEE........................................................39

         SECTION 3.01.  The Guarantee.........................................39
         SECTION 3.02.  Obligations Unconditional.............................39
         SECTION 3.03.  Reinstatement.........................................40
         SECTION 3.04.  Subrogation...........................................41
         SECTION 3.05.  Remedies..............................................41
         SECTION 3.06.  Instrument for the Payment of Money...................41
         SECTION 3.07.  Continuing Guarantee..................................41

ARTICLE IV  REPRESENTATIONS AND WARRANTIES....................................41

         SECTION 4.01.  Organization; Powers..................................41
         SECTION 4.02.  Authorization; Enforceability.........................42
         SECTION 4.03.  Governmental Approvals; No Conflicts..................42
         SECTION 4.04.  Financial Condition; No Material Adverse Change.......42
         SECTION 4.05.  Properties............................................43
         SECTION 4.06.  No Prohibition........................................43
         SECTION 4.07.  Environmental Matters.................................44
         SECTION 4.08.  Compliance with Laws and Agreements...................44
         SECTION 4.09.  Investment and Holding Company Status.................44
         SECTION 4.10.  Taxes  44
         SECTION 4.11.  ERISA  45
         SECTION 4.12.  Disclosure............................................45
         SECTION 4.13.  Material Agreements and Liens.........................45
         SECTION 4.14.  Ownership.............................................45
         SECTION 4.15.  Subsidiaries and Investments..........................46
         SECTION 4.16.  Solvency..............................................47
         SECTION 4.17.  Validity of Security Interests........................47
         SECTION 4.18.  Use of Proceeds, Etc..................................47
         SECTION 4.19.  Labor Relations.......................................47

ARTICLE V  CONDITIONS.........................................................48

         SECTION 5.01.  Effective Date........................................48
         SECTION 5.02.  Other Conditions......................................51

ARTICLE VI  AFFIRMATIVE COVENANTS.............................................52

         SECTION 6.01.  Financial Statements and Other Information............52
         SECTION 6.02.  Notices of Material Events............................54
         SECTION 6.03.  Existence; Conduct of Business........................54
         SECTION 6.04.  Payment of Obligations................................54
         SECTION 6.05.  Maintenance of Properties.............................55
         SECTION 6.06.  Insurance.............................................55
         SECTION 6.07.  Books and Records; Inspection Rights..................55
         SECTION 6.08.  Compliance with Laws..................................55
         SECTION 6.09.  Use of Proceeds.......................................55
         SECTION 6.10.  Hedging Agreements....................................55
         SECTION 6.11.  Utilization of Revolving Loans........................56
         SECTION 6.12.  Merger Covenants......................................56
         SECTION 6.13.  Ownership of Subsidiaries.............................56
         SECTION 6.14.  GMM Ratings...........................................56
         SECTION 6.15.  Grupo Mexico Liquidity................................56

ARTICLE VII  NEGATIVE COVENANTS...............................................57

         SECTION 7.01.  Indebtedness..........................................57
         SECTION 7.02.  Liens. 58
         SECTION 7.03.  Fundamental Changes...................................61
         SECTION 7.04.  Investments...........................................63
         SECTION 7.05.  Restricted Payments...................................63
         SECTION 7.06.  Transactions with Affiliates..........................63
         SECTION 7.07.  Restrictive Agreements................................64
         SECTION 7.08.  Incorporation by Reference............................64
         SECTION 7.09.  Certain Financial Covenants...........................64
         SECTION 7.10.  Activities of Asmex...................................66
         SECTION 7.11.  Sale and Leaseback....................................67
         SECTION 7.12.  Accounting Changes....................................67
         SECTION 7.13.  Optional Prepayments..................................67

ARTICLE VIII  EVENTS OF DEFAULT...............................................67


ARTICLE IX  THE ADMINISTRATIVE AGENT..........................................71


ARTICLE X  MISCELLANEOUS......................................................73

         SECTION 10.01.  Notices..............................................73
         SECTION 10.02.  Waivers; Amendments..................................74
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver...................75
         SECTION 10.04.  Successors and Assigns...............................76
         SECTION 10.05.  Survival.............................................78
         SECTION 10.06.  Counterparts; Integration; Effectiveness.............78
         SECTION 10.07.  Severability.........................................79
         SECTION 10.08.  Right of Setoff......................................79
         SECTION 10.09.  Governing Law; Jurisdiction; Etc.....................79
         SECTION 10.10.  WAIVER OF JURY TRIAL.................................80
         SECTION 10.11.  Headings.............................................81
         SECTION 10.12.  Treatment of Certain Information; Confidentiality....81
         SECTION 10.13.  Judgment Currency....................................82


SCHEDULE I    -    Commitments
SCHEDULE II   -    Material Agreements and Liens
SCHEDULE III  -    Restrictive Agreements
SCHEDULE IV   -    Subsidiaries and Investments
SCHEDULE V    -    Asarco Indebtedness
SCHEDULE VI   -    Asarco Liens

EXHIBIT A     -    Form of Assignment and Acceptance
EXHIBIT B     -    Form of Asarco Share Pledge Agreement
EXHIBIT C     -    Form of GMM Share Pledge Agreement
EXHIBIT D-1   -    Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT D-2   -    Form of Opinion of Special Mexican Counsel to the Obligors
EXHIBIT E-1   -    Form of Opinion of Special New York Counsel to Chase
EXHIBIT E-2   -    Form of Opinion of Special Mexican Counsel to Chase
EXHIBIT F     -    Form of Revolving Credit Agreement
     ANNEX 1  -    Form of Asarco Security Agreement
EXHIBIT G     -    Form of Unclaimed Funds Security Agreement
EXHIBIT H     -    Form of SPC Holdings Share Pledge Agreement
EXHIBIT I     -    Form of Inter-Creditor Agreement
EXHIBIT J     -    Form of Assumption Agreement
EXHIBIT K-1   -    Form of Opinion of New York Counsel to the Borrower
EXHIBIT K-2   -    Form of Opinion of New Jersey Counsel to the Borrower
EXHIBIT L     -    Form of Bital Share Pledge Agreement

         CREDIT AGREEMENT dated as of November 10, 1999, among: ASMEX CORPORATION, a Delaware corporation ("Asmex" and, together with its permitted successors and assigns (including, upon consummation of the Merger, Asarco (as defined below)), the "Borrower"); GRUPO MEXICO, S.A. DE C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico ("Grupo Mexico"); each of the LENDERS identified under the caption "Lenders" on the signature pages hereof or which, pursuant to Section 2.16(b) or
Section 10.04, shall become a Lender hereunder (each a "Lender"); and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, Grupo Mexico and the Borrower have made an offer (the Tender Offer referred to below) to purchase 100% of the outstanding capital stock of ASARCO Incorporated, a New Jersey Corporation ("Asarco"), not already owned by Grupo Mexico, and have requested that the Lenders make loans to the Borrower in an aggregate principal amount not exceeding $817,000,000 for the purpose of financing in part such purchase;

         WHEREAS, in connection with such purchase by the Borrower of the capital stock of Asarco, Grupo Mexico and certain Affiliates of Grupo Mexico are to contribute approximately $430,000,000 to the equity capital of the Borrower; and

         WHEREAS, subsequent to such purchase, the Borrower is to be merged into Asarco pursuant to the Merger Agreement referred to below, with Asarco becoming an 89%-owned subsidiary of Grupo Mexico;

         NOW, THEREFORE, the Lenders are prepared to make Loans to the Borrower upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

         "Administrative Agent" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Affiliated Party" means each of the Borrower, Grupo Mexico, Asarco and GMM.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate for such day plus 1% and (c) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, as the case may be.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments or Loans hereunder represented by the aggregate amount of such Lender's Commitments or Loans hereunder.

         "Applicable Spread" means,

         (a) from the date hereof to the Merger Closing Date, (i) with respect to any ABR Loan, 3.50% per annum and (ii) with respect to any Eurodollar Loan, 4.50% per annum, and

         (b) from and after the Merger Closing Date,

with respect to any ABR Loan or Eurodollar Loan, as the case may be, the Applicable Spread per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", respectively, based upon the bank loan ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


================================================================================
                          INDEX DEBT               ABR              EURODOLLAR
     CATEGORIES            RATINGS                SPREAD              SPREAD
--------------------------------------------------------------------------------
Category 1          Ba3 or higher/BB- or
                    higher                         2.50%               3.50%
--------------------------------------------------------------------------------
Category 2          B1 or lower/ B+ or
                    lower                          2.75%               3.75%
================================================================================


         For purposes of the foregoing clause (b), (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 2;
(ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Spread shall be based on the lower; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Spread shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Spread shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Approved Fund" means respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asarco" has the meaning given to such term in the first recital hereto.

         "Asarco EBITDA" means "Consolidated Adjusted EBITDA" as that term is defined in the Revolving Credit Agreement.

         "Asarco Indentures" means (i) the Indenture dated as of October 1, 1994 between Asarco and Chemical Bank, as trustee, and (ii) the Indenture dated as of February 1, 1993 between Asarco and Bankers Trust Company, as trustee, each as in effect on the date hereof, and, except as otherwise specified herein, as the same may be amended from time to time hereafter as permitted hereunder.

         "Asarco Security Agreement" means a Security Agreement substantially in the form of Annex 1 to the Revolving Credit Agreement, to be entered into between Asarco and Chase, as Collateral Agent, as modified and supplemented and in effect from time to time.

         "Asarco Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, among Grupo Mexico, Asmex and Chase, as Collateral Agent, substantially in the form of Exhibit B, as modified and supplemented and in effect from time to time.

         "Asmex" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States of America; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Assumption Agreement" means the Assumption Agreement to be entered into between Asarco and the Collateral Agent, substantially in the form of Exhibit J, as modified and supplemented and in effect from time to time.

         "Availability Period" means the period from and including the Effective Date to and including the earlier of (a) the Tender Offer Closing Date and (b) June 23, 2000.

         "Banamex" means Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex-Accival, S.A. de C.V.

         "Bancomer" means Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, S.A. de C.V.

         "Bank of America Facility" means the Credit Agreement dated September 28, 1998, among GMM, as borrower; Mexicana de Cobre, S.A. de C.V., Industrial Minera Mexico, S.A. de C.V., Mexicana de Cananea, S.A. de C.V., Minerales Metalicos del Norte, S.A., and Minera Mexico Internacional, Inc., as Guarantors; Bank of America National Trust and Savings Association, as Administrative Agent; and the other financial institutions party thereto, as in effect on the date hereof, and, except as otherwise specified herein, as the same may be amended from time to time hereafter as permitted hereunder.

         "Base CD Rate" means, for any day, the sum of (a) the Three-Month Secondary CD Rate for such day multiplied by the Statutory Reserve Rate for such day plus (b) the Assessment Rate for such day.

         "Bital Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999 between the Bital Trustee and Chase, as Collateral Agent, substantially in the form of Exhibit L, as modified and supplemented and in effect from time to time.

         "Bital Share Trust" means the trust created pursuant to the Trust Agreement Number 80985 dated September 24, 1997 between Mexico Desarollo Industrial Minero, S.A. de C.V. (presently GMM) and Banco del Atlantico, S.A., Institucion de Banca Multiple, Grupo Financiero GBM (presently the Bital Trustee) as amended to the date hereof.

         "Bital Trustee" means Banco Internacional, S.A., Institucion de Banca Multiple, Grupo Financiero Bital, S.A. de C.V., as trustee under the Bital Share Trust.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Board of Directors" means either the board of directors of Asarco or any duly authorized committee of that board or any directors and/or officers of Asarco to whom that board or committee shall have duly delegated its authority.

         "Borrower" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Borrowing" means (a) all ABR Loans made, Converted or Continued on the same date or (b) all Eurodollar Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising Loans that have been Converted or Continued shall be the effective date of the most recent Conversion or Continuation of such Loans.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the aggregate during such period of (i) all expenditures by such Person and its Subsidiaries during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness assumed in connection with any such additions to property, plant or equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capitalization" means, with respect to any Person, an amount equal to the sum of (a) Indebtedness of such Person and its Subsidiaries on a consolidated basis and (b) Tangible Net Worth of such Person.

         "CAPMac Agreement" means the Insurance and Reimbursement Agreement dated as of August 1, 1997, between Capital Markets Assurance Corporation (presently MBIA Insurance Corp.) and Mexico Desarrollo Industrial Minero, S.A. de C.V. (presently known as GMM), as in effect on the date hereof, and, except as otherwise specified herein, as the same may be amended from time to time hereafter as permitted hereunder.

         "Certificate of Incorporation" means the Restated Certificate of Incorporation of Asarco dated June 24, 1998.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Grupo Mexico, any corporation or entity through which Grupo Mexico at any time indirectly owns or Controls the Borrower in accordance with Section 7.03, or the Larrea Family (as defined below), of shares representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Grupo Mexico, GMM or the Borrower, or, after the consummation of the Tender Offer, of Asarco; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of GMM or Grupo Mexico by Persons who were neither (i) nominated by the board of directors of Grupo Mexico or by the Larrea Family nor
(ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Grupo Mexico by any Person or group other than the Larrea Family. For purposes of the foregoing paragraph, the "Larrea Family" has the meaning assigned to such term in Section 4.14(a).

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Chase" means The Chase Manhattan Bank.

         "Closing Date" means the date, on or after the Effective Date, on which the initial Loans hereunder are made to the Borrower.

         "CNBV" means COMISION NACIONAL BANCARIA Y DE VALORES or any successor thereto.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Agent" means Chase, in its capacity as collateral agent under the Security Documents and the Inter-Creditor Agreement, and its successors in such capacity.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make a Loan hereunder during the Availability Period, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 or 2.08(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $817,000,000.

         "Consolidated Adjusted EBITDA" for any period means the sum of the amounts for such period of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (c) provisions for income and asset taxes and employee profit sharing amounts, to the extent such amounts were deducted in calculating Consolidated Net Income (other than such items (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets), plus (d) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (e) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (f) foreign exchange losses that are reported below the "operating income" line on Grupo Mexico's consolidated income (loss) statements, plus (g) (i) all non-cash items that are reported below the "operating income" line on Grupo Mexico's consolidated income (loss) statements (including monetary losses and equity in losses of Persons that are not consolidated Subsidiaries of Grupo Mexico), to the extent reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) and (ii) Merger-related non-recurring charges not exceeding $20,000,000 in the aggregate, less (h) deferred income taxes and accrued employee profit sharing amounts (other than deferred income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses on sales of assets), less (i) foreign exchange gains that are reported below the "operating income" line on Grupo Mexico's consolidated income
(loss) statements, and less (j) all non-cash items that are reported below the "operating income" line on Grupo Mexico's consolidated income (loss) statement (including monetary gains and equity in earnings of Persons that are not consolidated Subsidiaries of Grupo Mexico), to the extent increasing Consolidated Net Income (other than items that will result in the receipt of cash payments), all determined on a consolidated basis for Grupo Mexico in conformity with GAAP, provided, that, if any Subsidiary of Grupo Mexico is not a wholly-owned Subsidiary, Consolidated Adjusted EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP or otherwise reduced in calculating Consolidated Net Income) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Subsidiary, multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned directly or indirectly on the last day of such period by Grupo Mexico divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

         "Consolidated Adjusted EBITDA to Consolidated Interest Expense Ratio" means, as at any date of determination thereof, the ratio of (a) Consolidated Adjusted EBITDA for the preceding four fiscal quarters to (b) Consolidated Interest Expense for the preceding four fiscal quarters.

         "Consolidated Interest Expense" means, for any period, the aggregate consolidated amount of interest accrued by Grupo Mexico and consolidated Subsidiaries other than Southern Peru in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting); all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net cost associated with interest rate or currency Hedging Agreements; and interest paid (by any Person) with respect to Indebtedness that is a Guarantee of or secured by any assets of Grupo Mexico or any consolidated Subsidiary, plus, to the extent not included in such interest expense, (a) Preferred Dividends in respect of all Redeemable Stock of Grupo Mexico held by Persons other than Grupo Mexico or a wholly-owned Subsidiary of Grupo Mexico whether or not declared or paid, and (b) all but the principal component of rentals in respect of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Grupo Mexico or any consolidated Subsidiary of Grupo Mexico during such period. All of the foregoing amounts shall be calculated on a "gross" basis without crediting against such amounts any interest or other investment income.

         "Consolidated Net Income" for any period means the aggregate consolidated net income (or loss) of Grupo Mexico and consolidated Subsidiaries for such period determined in conformity with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication): (a) the net income (or loss) of (i) Southern Peru and (ii) any Person that is not a consolidated Subsidiary of Grupo Mexico, except that Consolidated Net Income shall include the amount of any cash dividends or distributions actually paid to Grupo Mexico or a consolidated Subsidiary of Grupo Mexico by Southern Peru or such other Person during such period; (b) all extraordinary gains and extraordinary losses; (c) any gains or losses attributable to any sale of assets that are reported below the "operating loss (profit)" line on Grupo Mexico's statement of results of operations; and (d) the tax effect of any of the items described in clauses (a) through (c) above.

         "Consolidated Net Tangible Assets" means, as at any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Asarco and its consolidated Subsidiaries and computed in accordance with GAAP.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.05 of a Loan of one Type as a Loan of the same Type from one Interest Period to the next Interest Period.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.05 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one applicable lending office to another.

         "Debt Incurrence" means the incurrence by the Borrower after the date hereof of any Indebtedness, other than (a) Indebtedness incurred under this Agreement and the Revolving Credit Agreement and (b) Indebtedness permitted to be incurred under Section 7.01(b).

         "Debt to Capitalization Ratio" means, for any Person at any time, the ratio of consolidated Indebtedness of such Person and its consolidated Subsidiaries at such time to Capitalization of such Person at such time.

         "Debt to EBITDA Ratio" means, at any date, the ratio of (a) consolidated Indebtedness of Grupo Mexico and consolidated Subsidiaries on such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date (or if such date is not the last day of a fiscal quarter, ending on the last day of the last fiscal quarter next preceding such date).

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Depositary" means Citibank, N.A., in its capacity as depositary agent under the Depositary Agreement, and its successors in such capacity.

         "Depositary Agreement" means the Depositary Agreement dated September 27, 1999 between Asmex and Citibank, N.A., as depositary, as modified and supplemented and in effect from time to time.

         "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by Asarco or (prior to the Merger) by Asmex, excluding any sale, assignment, transfer or other disposition of property sold or disposed of in the ordinary course of business and on ordinary business terms.

         "Dollars" or "$" refers to lawful money of the United States of America.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co. or any successor thereto.

         "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (except to the extent waived in accordance with Section 10.02).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Issuance" means (a) any issuance or sale by any issuer (as defined below) after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of such issuer pursuant to employee benefit plans established in the ordinary course of business and any capital stock of such issuer issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in such issuer or
(b) the receipt by any issuer after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include
(A) any such issuance or sale by Asmex or Asarco, as the case may be, to Grupo Mexico or Asmex, as the case may be, or (B) any capital contribution by Grupo Mexico or by any Affiliate of Grupo Mexico to the Borrower on or prior to the Effective Date. As used in the foregoing paragraph, the "issuer" means each of Asmex, Asarco, and any corporation or entity through which Grupo Mexico at any time indirectly owns or Controls Asarco.

         "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan (other than any such notice received prior to the date of this Agreement and heretofore disclosed to the Administrative Agent regarding the Retirement Income Plan for Hourly Rated Employees of Asarco (and any subsequent such notice related thereto)); (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VIII.

         "Exchange Act" means the Securities Exchange Act of 1934, together with the Rules and Regulations of the SEC thereunder, as amended.

         "Exchange Agent" has the meaning assigned to such term in the Exchange Agent Agreement.

         "Exchange Agent Agreement" means the Exchange Agent Agreement dated November 8, 1999, between Grupo Mexico and Citibank, N.A., as exchange agent, as modified and supplemented and in effect from time to time.

         "Exchange Fund" has the meaning assigned to such term in the Merger Agreement.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or of Grupo Mexico hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of Asarco.

         "GAAP" means generally accepted accounting principles in the United States of America, except in the case of each of (a) GMM, (b) Grupo Mexico, for all accounting periods ending prior to January 1, 2000, and (c) Grupo Ferroviario, in which case "GAAP" means generally accepted accounting principles in Mexico.

         "GMM" means Grupo Minero Mexico, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico.

         "GMM Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, between Grupo Mexico, GMM and Chase, as Collateral Agent, substantially in the form of Exhibit C, as modified and supplemented and in effect from time to time.

         "Governmental Authority" means the government of the United States of America, or of Mexico, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Grupo Ferroviario" means Grupo Ferroviario Mexicano, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico.

         "Grupo Mexico" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, or (e) in respect of any Hedging Agreement. The amount of any Guarantee shall be deemed equal to the stated or determinable amount of the obligation in respect of which such Guarantee is made if such Guarantee is in respect of the total stated or determinable amount thereof, or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and, in respect of Hedging Agreements, shall be equal to the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guaranteed Obligations" has the meaning assigned to such term in
Section 3.01.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, mandatorily redeemable or exchangeable stock or similar instruments (to the extent so redeemable or exchangeable by their respective terms prior to the Maturity Date), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means the Loans and the Revolving Loans.

         "Inter-Creditor Agreement" means the agreement among the Obligors, Asarco, the Administrative Agent (on behalf of the Lenders), the administrative agent under the Revolving Credit Agreement (on behalf of the lenders thereunder), the administrative agent on behalf of the lenders under the Liquidity Facility (on behalf of the lenders thereunder) and the Collateral Agent, substantially in the form of Exhibit I, as modified and supplemented and in effect from time to time.

         "Interest Election Request" means a request by the Borrower to Convert or Continue a Borrowing in accordance with Section 2.05.

         "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

         "Interest Period" means:

         (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing; and

         (b) for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) no Interest Period may extend beyond the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent Conversion or Continuation of such Loan.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

         "Lenders" has the meaning assigned to such term in the first introductory paragraph hereto.

         "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Liquidity Facility" means a revolving credit facility in an amount up to $150,000,000 provided to Grupo Mexico for the purpose of making equity Investments in GMM and Asarco under an agreement with lenders and Chase, as administrative agent.

         "Loan Documents" means, collectively, this Agreement and the Security Documents.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Material Adverse Effect" means a material adverse effect on, (a) prior to the consummation of the Merger, (i) the business, assets, property or condition (financial or otherwise) of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries or Asarco and its Subsidiaries, in each case taken as a whole (including, without limitation, any material change, prior to the consummation of the Tender Offer, in the capital structure or Indebtedness of Asarco and any material acquisition or divestiture of assets of Asarco or any of its Subsidiaries taken as a whole, that in any such case has had or could be reasonably expected to have such a material adverse effect); provided, however, that any adverse effect that copper prices have had or may have on the business, operations, property or financial condition of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, or Asarco and its Subsidiaries, in each case taken as a whole, shall not be deemed to have such a material adverse effect for purposes of this clause (a)(i), (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders thereunder or
(iii) the Transactions; and (b) after the consummation of the Merger, (i) the business, assets, property, condition (financial or otherwise) or prospects of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, or Asarco and its Subsidiaries, in each case taken as a whole, (ii) the validity or enforceability of any of the Loan Documents or (iii) the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders thereunder.

         "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Grupo Mexico, the Borrower, GMM or any Subsidiary of any thereof in an aggregate principal amount exceeding (a) in the case of Grupo Mexico, $5,000,000, (b) in the case of GMM, $30,000,000, (c) in the case of the Borrower, $25,000,000 and
(d) in the case of any Subsidiaries of Grupo Mexico not referred to in (b) or
(c), $15,000,000 in the aggregate as to all such Subsidiaries. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Subsidiary" means, at any time, any Subsidiary of GMM or any Subsidiary of Grupo Mexico having at such time total assets or total revenue, as of the last day of or for the preceding fiscal quarter, in excess of 10% of the total assets or 10% of the total revenue of GMM and its Subsidiaries or Grupo Mexico and its Subsidiaries, as the case may be, on a consolidated basis.

         "Maturity Date" means the date eighteen (18) months after the date the initial Loans are made hereunder.

         "Measuring Period" means (a) the six-month period ending June 30, 2000,
(b) the nine-month period ending on September 30, 2000, and (c) at all times thereafter, twelve-month periods.

         "Merger" means the merger of Asmex with and into Asarco, with Asarco as the surviving corporation pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger among Asarco, Grupo Mexico and Asmex dated as of October 25, 1999.

         "Merger Closing Date" means the date on which the Merger shall become effective.

         "Merger Documents" means all agreements and instruments, including the Merger Agreement, the certificates of Merger, all proxy materials and any other document or information sent by Asarco, Asmex or Grupo Mexico to Asarco's stockholders generally or filed with the SEC under the Exchange Act in respect of the Merger, effecting, evidencing or governing the Merger and as the same may be subsequently amended, modified or supplemented in accordance with the provisions thereof and hereof.

         "Mexico" means the United Mexican States.

         "MMI" means Minera Mexico Internacional, Inc., a New York corporation.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Available Proceeds" means:

         (a) in the case of any Disposition, the amount of Net Payments received by Asarco or Asmex in connection with such Disposition; (b) in the case of any Equity Issuance, the aggregate amount of all cash received by any issuer (as defined in the definition of Equity Issuance) in respect of such Equity Issuance, net of reasonable expenses incurred by the issuer in connection therewith;

         (c) in the case of any Debt Incurrence, the aggregate amount of such Debt Incurrence, net of reasonable expenses incurred by the Borrower in incurring such Indebtedness; and

         (d) in the case of any Share Trust Option Exercise, the aggregate amount of all cash received by Asarco and its Subsidiaries in respect of or as a consequence of such Share Trust Option Exercise.

         "Net Payments" means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower, directly or indirectly, in connection with such Disposition; provided that Net Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by Asarco or Asmex in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by Asarco or Asmex as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition).

         "Obligor" means each of the Borrower and Grupo Mexico.

         "Offer to Purchase" means the Offer to Purchase for Cash All of the Outstanding Shares of Common Stock of Asarco, by Asmex, dated September 27, 1999, as such Offer to Purchase has been modified and supplemented prior to the date hereof.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made by any Obligor under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; and

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Person permitting or suffering to exist such encumbrance;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness; and provided further that, with respect to each of Grupo Mexico and Asmex, the term "Permitted Encumbrances" shall not include any of the items in clauses (b), (c) or (d) or (f).

         "Permitted Investments" means,

         (a) for Permitted Investments denominated in Dollars:

               (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

               (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) of this definition and entered into with a financial institution satisfying the criteria described in clause (iii) of this definition; and

         (b) for Permitted Investments denominated in Pesos or Dollars:

               (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Mexico (or by any agency thereof to the extent such obligations are backed by the full faith and credit of Mexico), in each case maturing within one year from the date of acquisition thereof;

               (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of such acquisition, the highest credit rating obtainable from S&P or from Moody's; and

               (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by, and deposit accounts issued or offered by, Banamex or Bancomer.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Pesos" or "Ps$" refers to lawful money of Mexico.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means, collectively, (a) the Asarco Share Pledge Agreement, (b) the GMM Share Pledge Agreement, (c) the SPC Holdings Share Pledge Agreement and (d) the Bital Share Pledge Agreement.

         "Preferred Dividends" for any Person means, for any period, the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on preferred stock of such Person during such period calculated in accordance with GAAP by 1 minus the actual combined federal, state, local and foreign income tax rate of Grupo Mexico on a consolidated basis (expressed as a decimal).

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Principal Consolidated Net Tangible Assets" means the aggregate amount of assets comprising Principal Property (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities attributable to Principal Property (excluding any thereof constituting Funded Debt by reason of being renewable or extendable) and (b) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles attributable to Principal Property, all as set forth on the most recent balance sheet of Asarco and its consolidated Subsidiaries and computed in accordance with GAAP.

         "Principal Property" means any smelters, refineries, mines, concentrators or other facilities, located within the present 50 states of the United States of America (excluding the territories and possessions of the United States of America) and owned by Asarco or any Subsidiary of Asarco, in each case the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is pollution control or other equipment or facility financed by obligations issued by a State or local government unit; provided, however, that Principal Property shall not include any smelters, refineries, mines, concentrators or facilities or any portions thereof which the Board of Directors of Asarco declares by resolution are not of material importance to the total business conducted by Asarco and its Subsidiaries as an entirety.

         "Process Agent" has the meaning assigned to such term in Section 10.09(d).

         "Quarterly Dates" means, initially, the date of the three-month anniversary of the date the initial Loans are made hereunder; and, thereafter, the last day of each consecutive three-month period thereafter.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "Redeemable Stock" of any Person means any capital stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of any event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the Maturity Date; provided, however, that shares of variable capital stock that have only statutory rights of redemption under Mexican law shall not be considered "Redeemable Stock" until such rights are exercised.

         "Register" has the meaning set forth in Section 10.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time.

         "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Grupo Mexico, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Grupo Mexico or any option, warrant or other right to acquire any such shares of capital stock of Grupo Mexico.

         "Revolving Credit Agreement" means the Revolving Credit Agreement to be entered into among Asarco, Grupo Mexico, Chase, as administrative agent thereunder, and the lenders party thereto, substantially in the form of Exhibit F, as modified and supplemented and in effect from time to time.

         "Revolving Loans" has the meaning given to such term in the Revolving Credit Agreement.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "Security Documents" means, collectively, the Asarco Security Agreement, the Unclaimed Funds Security Agreement, the Pledge Agreements and all Uniform Commercial Code financing statements required by the Asarco Security Agreement, the Unclaimed Funds Security Agreement or the Pledge Agreements to be filed with respect to the security interests created pursuant to the Asarco Security Agreement, the Unclaimed Funds Security Agreement or the Pledge Agreements.

         "SEN Facility" means the Trust Indenture, Security Agreement and Guaranty dated as of November 20, 1995, among Grupo Mexico Export Master Trust No. 1, acting by and through The Bank of New York as Trustee, as Issuer of Secured Export Notes; Mexico Desarollo Industrial Minero, S.A. de C.V. (presently GMM), as Issuer of Medimsa Notes; Industrial Minera Mexico, S.A. de C.V., Minera Mexico Internacional, Inc., Mexicana de Cobre, S.A. de C.V., Minerales Metalicos del Norte, S.A. de C.V., and Mexicana de Cananea, S.A. de C.V., as Guarantors and as Principal Subsidiaries; and Chemical Bank, as Collateral Agent, as supplemented by the Series Supplement No. 1 and Series Supplement No. 2 thereto dated October 28, 1996 and August 28, 1997, and as amended by Section 4.3(f) of the CAPMac Agreement, respectively, all as in effect on the date hereof, and, except as otherwise specified herein, as the same may be amended from time to time hereafter as permitted hereunder.

         "Share Trust Option Exercise" means the exercise by the holder of options relating to capital stock of Grupo Mexico pursuant to the option agreement referred to in the Trust Agreement No. 12-816-1 dated August 4, 1994 among: ASARCO Incorporated, Asarco de Mexico (Delaware) Inc., Asarco (Delaware) Incorporated, and Mexican Mine Holdings, Inc., as shareholders of Grupo Mexico, S.A. de C.V.; Banco Nacional de Mexico, S.A., Division Fiduciaria, Grupo Financiero Banamex Accival; and Mr. German Larrea Mota-Velasco.

         "Significant Subsidiary" means any consolidated Subsidiary of Asarco whose assets comprise 1 1/2% or more of the consolidated total assets of Asarco and its consolidated Subsidiaries, as reflected in the latest consolidated balance sheet delivered to the Lenders pursuant to Section 6.01.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair market value of the property of such Person is greater than the total amount of its liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital.

         "Southern Peru" means Southern Peru Copper Corporation, a Delaware corporation.

         "SPC Holdings Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, between Asarco and Chase, as Collateral Agent, substantially in the form of Exhibit H, as modified and supplemented and in effect from time to time.

         "Specialty Chemicals and Aggregates Business" means Enthone-OMI, Inc. (a Delaware corporation), Enthone, Incorporated (a New York corporation), AR Mexican Holdings, Inc. (a Delaware corporation), and American Limestone Company (a Delaware corporation).

         "Statutory Reserve Rate" means, for any day (or for the Interest Period for any Eurodollar Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one minus the arithmetic mean of such aggregates for the days in such Interest Period) (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that in the case of Grupo Mexico, "Unrestricted Subsidiaries" (as defined in Section 7.02(a)(vii)) shall not otherwise be treated in this Agreement as Subsidiaries of Grupo Mexico.

         "Tangible Net Worth" means, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

         (a) the amount of capital stock; plus

         (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

         (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1998.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Tender Offer" means the transactions contemplated by the Offer to Purchase that are to take place either prior to or substantially simultaneously with the Effective Date.

         "Tender Offer Closing Date" means the date of consummation of the Tender Offer and payment for the shares of Asarco tendered to Asmex pursuant thereto.

         "Tender Offer Documents" means the Offer to Purchase, the Schedule 14D-1 filed by Asmex and Grupo Mexico, the Schedule 14D-9 filed by Asarco and all exhibits thereto and related documents filed by Asmex or Grupo Mexico with the SEC or distributed to the stockholders of Asarco, in each case prior to the date of this Agreement and shall include, in any event, any Merger Documents delivered to the Lenders prior to the date of this Agreement.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transaction Documents" means, collectively, the Loan Documents, the Offer to Purchase and the Merger Agreement.

         "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans and the use of the proceeds thereof, the Tender Offer and the Merger.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Unclaimed Funds Security Agreement" means a Security Agreement dated November 10, 1999, between the Borrower and the Collateral Agent, substantially in the form of Exhibit G, as modified and supplemented and in effect from time to time.

         "U.S. Registered Note Indenture" means the Indenture dated as of March 31, 1998 between GMM and The Bank of New York, as trustee thereunder, as in effect on the date hereof, and, except as otherwise specified herein, as the same may be amended from time to time hereafter as permitted hereunder.

         "U.S. Registered Note Indebtedness" means GMM's and the Guarantors' (as defined therein) Indebtedness in respect of the $375,000,000 (original principal amount) 8.25% Series A Guaranteed Senior Notes Due 2008 and the $125,000,000 (original principal amount) 9.25% Series B Guaranteed Senior Notes Due 2028 issued thereunder.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03. Accounting Terms; GAAP . Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   THE CREDITS
                                   -----------

         SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make one Loan to the Borrower during the Availability Period in a principal amount not exceeding such Lender's Commitment. Amounts prepaid or repaid in respect of the Loans may not be reborrowed.

         SECTION 2.02. Loans and Borrowings.

         (a) Obligations of Lenders. The Loan by each Lender shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Type of Loans. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) Limitation on Number of Borrowings. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 1 Eurodollar Borrowing outstanding.

         (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to Convert to or Continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

         SECTION 2.03. Requests for Borrowings.

         (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m. (other than the initial Loan, which shall be no later than 2:00 p.m.), New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

         (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

               (v) in the case of the initial Borrowing hereunder, the location and number of the Borrower's accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.04, and the calculations specifying the portion of the proceeds of such Borrowing to be credited to each such account (in accordance with Section 2.04).

         (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall have a one-month Interest Period.

         SECTION 2.04. Funding of Borrowings.

         (a) Funding by Lenders. Subject to the terms hereof, each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, (i) in an amount equal to (A) the number of shares of capital stock of Asarco tendered under the Tender Offer, as notified by the Depositary to Asmex pursuant to the Depositary Agreement, multiplied by $29.75, minus (B) $330,000,000, to the account of the Borrower maintained with the Depositary (in accordance with the Depositary Agreement) in New York City and designated by the Borrower in the applicable Borrowing Request, (ii) in an amount equal to the number of shares of capital stock of Asarco not tendered under the Tender Offer and not owned by the Borrower or Grupo Mexico, multiplied by $29.75, to the account of the Borrower maintained with the Exchange Agent (in accordance with the Exchange Agent Agreement) in New York City and designated by the Borrower in the applicable Borrowing Request, and (iii) in an amount equal to the remaining balance of the proceeds of the initial Loans, to the account of the Borrower maintained with the Administrative Agent.

         (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.05. Interest Elections.

         (a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to Convert such Borrowing to a Borrowing of a different Type or to Continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

         (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

         (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be Converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be Converted to or Continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be Converted to an ABR Borrowing at the end of the Interest Period therefor.

         SECTION 2.06. Termination and Reduction of the Commitments.

         (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate at 12:01 p.m., New York City time, on the last day of the Availability Period.

         (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000.

         (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

         (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.07. Repayment of Loans; Evidence of Debt.

         (a) Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

         (b) Manner of Payment. Prior to any prepayment of any Borrowings hereunder that does not repay the Loans in full, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such prepayment in the case of a Eurodollar Borrowing and one Business Day before the scheduled date of such prepayment in the case of an ABR Borrowing. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

         (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

         (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (f) Promissory Notes. Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.08. Prepayment of Loans.

         (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) Mandatory Prepayments. The Borrower will prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, as follows:

               (i) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

               (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to
         Section 7.03 to any Disposition not otherwise permitted hereunder, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of any Disposition, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

               (iii) Debt Incurrence. Upon any Debt Incurrence, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

               (iv) Sale of Capital Stock. Upon any sale by the Borrower or by Grupo Mexico after the Effective Date of (A) any capital stock of Asarco or of any corporation or entity (herein called an "intermediary holding company") through which Grupo Mexico at any time indirectly owns or Controls Asarco, (B) any warrants or options exercisable in respect of capital stock of Asarco or of any intermediary holding company (other than any warrants or options issued to directors, officers or employees of Asarco or of any intermediary holding company pursuant to employee benefit plans established in the ordinary course of business and any capital stock of Asarco or of any intermediary holding company issued upon the exercise of such warrants or options) or (C) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Asarco or in any intermediary holding company, in each case, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an amount equal to 100% of the aggregate cash proceeds of such sale (net of reasonable expenses incurred in connection with such sale), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

               (v) Exercise of Share Trust Option. Upon any Share Trust Option Exercise, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

               (vi) Exchange Fund. Upon the termination of the Exchange Fund and the delivery to the Borrower of undistributed amounts deposited therein in accordance with the Exchange Agent Agreement and the Merger Agreement, the Borrower shall prepay the Loans, and any then-unborrowed Commitments shall be subject to automatic reduction, in an amount equal to 100% of the aggregate cash amount so delivered, such prepayment and reduction to be effected in the manner and to the extent specified in clause (vii) of this paragraph.

               (vii) Application. Prepayments of Loans and reductions of unborrowed Commitments pursuant to this paragraph (b) shall be effected not later than one Business Day following the event giving rise to the requirement to prepay Loans and reduce Commitments hereunder, and shall be applied as follows: (A) if such prepayment and reduction is required to be made before the Commitments have terminated, first to reduce the aggregate amount of the Commitments and second to prepay the Loans, and
         (B) if such prepayment and reduction is required to be made after the Commitments have terminated or have been borrowed, to prepay the Loans.

         (c) Minimum Amounts; Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days (except, in the case of a mandatory prepayment under Section 2.08(b), one Business Day) before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each voluntary partial prepayment of any Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $5,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

         SECTION 2.09. Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.50% on the average daily unused amount of the Commitment of such Lender for the period from and including the date hereof to but not including the earliest of the Closing Date, the date such Commitment terminates and the last day of the Availability Period. Accrued commitment fees shall be payable on each Quarterly Date (commencing on the first such date to occur after the date hereof), on the earlier of the Closing Date and the date the Commitments terminate, and on the last day of the Availability Period. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fee, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.10. Interest.

         (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Spread.

         (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Spread.

         (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate that would then be applicable to ABR Loans as provided in paragraph (a) of this
Section if any ABR Loans were outstanding.

         (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any Conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such Conversion.

         (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be Continued as, or Converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.12. Increased Costs.

         (a) Increased Costs Generally. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, Convert, Continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.16 of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Convert or Continue, the duration of the Interest Period that would have resulted from such borrowing, Conversion or Continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.14. Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Obligors hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Obligor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and (iii) such Obligor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Obligors. In addition, each Obligor shall pay any Other Taxes (not covered by Section 2.14(a) hereof) to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Obligors. Each Obligor shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Obligors by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

         (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

         (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) Pro Rata Treatment. Except to the extent otherwise provided herein:
(i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.06 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of Conversions and Continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

         (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that results in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

         (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

         (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.16. Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to
Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                    GUARANTEE
                                    ---------

         SECTION 3.01. The Guarantee. Grupo Mexico hereby unconditionally guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Grupo Mexico hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Grupo Mexico will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         SECTION 3.02. Obligations Unconditional. The obligations of Grupo Mexico under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of Grupo Mexico hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Grupo Mexico hereunder, which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to Grupo Mexico, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Grupo Mexico hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Grupo Mexico also hereby expressly waives, to the extent (if any) Grupo Mexico may be entitled thereto, the benefits of ORDEN Y EXCUSION and of prior judgment, levy, execution and other rights provided for in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823, 2827
and 2836 of the Civil Code for the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL), and the corresponding articles of the civil codes of the other states of Mexico, which articles are not reproduced herein by express declaration that the contents of said articles are known to Grupo Mexico. Grupo Mexico also hereby irrevocably and expressly waives its rights under and the benefits of Articles 2846 and 2847 of the Civil Code for the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL) and the corresponding articles of the civil codes of the other states of Mexico. Grupo Mexico also hereby irrevocably and expressly waives any requirement of judicial demand for payment, whether under Article 2848 or Article 2849 of the Civil Code of the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL) and the corresponding articles of the civil codes of the other states of Mexico or otherwise. All such articles are not reproduced herein by express declaration of Grupo Mexico that the contents of said articles are known to it.

         SECTION 3.03. Reinstatement. The obligations of Grupo Mexico under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Grupo Mexico agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 3.04. Subrogation. Grupo Mexico hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         SECTION 3.05. Remedies. Grupo Mexico agrees that, as between Grupo Mexico and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Grupo Mexico for purposes of Section 3.01.

         SECTION 3.06. Instrument for the Payment of Money. Grupo Mexico hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by Grupo Mexico in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

         SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of the Borrower and Grupo Mexico represents and warrants to the Lenders that:

         SECTION 4.01. Organization; Powers. Each of Grupo Mexico and its Subsidiaries (including the Borrower) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) those consents, approvals, registrations, filings and actions identified in the Offer to Purchase, all of which have been obtained or made and are in full force and effect and (ii) recordings in respect of the Liens created pursuant to the GMM Share Pledge Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Grupo Mexico or any of its Subsidiaries (including the Borrower) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Grupo Mexico or any of its Subsidiaries (including the Borrower) or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of Grupo Mexico or any of its Subsidiaries (including the Borrower).

         SECTION 4.04. Financial Condition; No Material Adverse Change.

         (a) Financial Condition. Grupo Mexico has heretofore furnished to the Lenders the following financial statements:

               (i) the consolidated balance sheet and statements of income, stockholders' equity and cash flows of each of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, and Grupo Ferroviario and its Subsidiaries (A) as of and for the fiscal years ended December 31, 1997, and December 31, 1998 (except in the case of Grupo Ferroviario, which are as of and for the fiscal year ended December 31, 1998 only), in each case reported on by independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by a Financial Officer of Grupo Mexico, GMM and Grupo Ferroviario, respectively; and

               (ii) the PRO FORMA consolidated balance sheet of Grupo Mexico and its Subsidiaries as at September 30, 1999 as if the Tender Offer, the Merger, and the transactions contemplated by the Offer to Purchase had occurred as at the date thereof. Such PRO FORMA balance sheet is based on good faith, reasonable assumptions as to all factual matters and as to the matters covered thereby.

Such financial statements in clause (i) above present fairly, in all material respects, the financial position and results of operations and cash flows of Grupo Mexico and its respective Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (i) of the first sentence of this paragraph.

         (b) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Grupo Mexico and its Subsidiaries, taken as a whole, and no event, condition, occurrence or circumstance subsists which could reasonably be expected to have a Material Adverse Effect.

         (c) Year 2000 Issues. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Grupo Mexico's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Grupo Mexico's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The cost to Grupo Mexico of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Grupo Mexico (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. The computer and management information systems of Grupo Mexico and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Grupo Mexico to conduct its business without a Material Adverse Effect.

         SECTION 4.05. Properties.

         (a) Property Generally. Each of Grupo Mexico and its Subsidiaries (including the Borrower) has good title to, or valid leasehold interests in or concessions to, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Intellectual Property. Each of Grupo Mexico and its Subsidiaries (including the Borrower) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Grupo Mexico and its Subsidiaries (including the Borrower) does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.06. No Prohibition. There are no statutes, rules, regulations, judgments, orders or injunctions promulgated, entered, enforced, enacted, issued or applicable to the Tender Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (i) prohibit, or impose any material limitations on, Grupo Mexico's or Asmex' ownership or operation of all or a material portion of Asarco's businesses or assets, (ii) prohibit, or make illegal the acceptance for payment, payment for or purchase of Asarco common stock or the consummation of the Tender Offer or the Merger, (iii) result in a material delay in or restrict the ability of Asmex, or render Asmex unable, to accept for payment, pay for or purchase some or all of the tendered shares of Asarco common stock, or (iv) impose material limitations on the ability of Asmex or Grupo Mexico effectively to exercise full rights of ownership of the Asarco common stock, including, without limitation, the right to vote the Asarco common stock purchased by it on all matters properly presented to Asarco's shareholders.

         SECTION 4.07. Environmental Matters. Each of Grupo Mexico and its Subsidiaries (including the Borrower) has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of Grupo Mexico and its Subsidiaries (including the Borrower) is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Compliance with Laws and Agreements. Each of Grupo Mexico and its Subsidiaries (including the Borrower) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 4.09. Investment and Holding Company Status. Neither Grupo Mexico nor any of its Subsidiaries (including the Borrower) is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.10. Taxes. Each of Grupo Mexico and its Subsidiaries (including the Borrower) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.12. Disclosure. The Borrower and Grupo Mexico have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement, the other Loan Documents, the Merger Agreement and the Tender Offer Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and Grupo Mexico represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 4.13. Material Agreements and Liens.

         (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Grupo Mexico and any Subsidiary of Grupo Mexico outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective
Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

         (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of Grupo Mexico and any Subsidiary of Grupo Mexico outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of Grupo Mexico and any Subsidiary of Grupo Mexico, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

         SECTION 4.14. Ownership.

         (a) Present Ownership. On the date of this Agreement, Grupo Mexico directly owns, beneficially and of record, (i) 98.85% of the shares of common stock of GMM, (ii) 74% of the shares of capital stock of Grupo Ferroviario and
(iii) 89% of the shares of common stock of Asmex (with the remaining shares held in the Bital Share Trust). Grupo Mexico owns such ownership interests free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote such ownership interests. The Larrea Family Controls Grupo Mexico. For purposes hereof, the "Larrea Family" means Mr. German Larrea Mota-Velasco and his spouse, siblings, parent and trusts and other entities for the benefit of, or Controlled by, such Persons.

         (b) Effective Date Ownership. As of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective
Date), (i) Grupo Mexico and Asmex will own not less than 80% of the shares of capital stock of Asarco and (ii) Grupo Mexico will own not less than 89% of the shares of common stock of Asmex, and the Bital Share Trust will own all remaining shares of capital stock of Asmex not owned directly by Grupo Mexico. As of the Merger Closing Date (upon giving effect to the Merger), Grupo Mexico (together with the Bital Share Trust owning not more than 11% of the shares of common stock of Asmex) will own 100% of the shares of capital stock of Asarco. Each of Asmex and Grupo Mexico will own such ownership interests free and clear of Liens (other than Liens created pursuant to the Security Documents), and will have the unencumbered right to vote such ownership interests.

         SECTION 4.15. Subsidiaries and Investments.

         (a) Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of Grupo Mexico as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date). Except as disclosed in Part A of Schedule IV, Grupo Mexico owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule IV; and all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and there are no outstanding Equity Rights with respect to such Person except as disclosed in said Schedule IV.

         (b) Investments. Set forth in Part B of Schedule IV is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule IV and other than Investments of the types referred to in clauses (b),
(c), (d) and (e) of Section 7.04) held by Grupo Mexico in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, Grupo Mexico owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

         (c) Restrictions on Subsidiaries. Except as described in Schedule III, none of the Subsidiaries of Grupo Mexico is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in
Section 7.07.

         SECTION 4.16. Solvency. Each of the Borrower and Grupo Mexico, individually and on a consolidated basis with its Subsidiaries is, and after giving effect to the making of the Loans and the other Transactions will be, Solvent.

         SECTION 4.17. Validity of Security Interests. The Pledge Agreements and the Unclaimed Funds Security Agreement, when executed and delivered in accordance herewith, will create in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Revolving Credit Agreement) each security interest purported to be created thereunder, and the Asarco Security Agreement to be executed and delivered by Asarco as contemplated by the Revolving Credit Agreement, will, when executed and delivered, create each security interest purported to be created thereby. Upon such creation, all such security interests will be valid and binding, and upon (a) in the case of the Pledge Agreements, delivery of the corresponding stock certificates together with stock powers endorsed in blank or, in the case of the GMM Shares Pledge Agreement, registration of the pledge created thereby in the stock registry of the issuer, in each case as required thereby, and (b) in the case of the Asarco Security Agreement and the Unclaimed Funds Security Agreement, the filing and recording required by the respective terms of such agreements, will constitute fully perfected first priority security interests in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Revolving Credit Agreement), as security for the Loans, the Revolving Loans and other obligations specified therein, superior in right to any other Liens, except Liens permitted by Section 7.02.

         SECTION 4.18. Use of Proceeds, Etc.

         (a) The proceeds of the Loans shall be used to finance the purchase of shares of capital stock of Asarco pursuant to the Tender Offer and related costs, and, after the Tender Closing Date, to acquire any remaining outstanding shares of capital stock of Asarco upon and pursuant to the Merger and to pay related fees and expenses, and for no other purpose; provided that until applied for the foregoing purposes, such proceeds may be held in the accounts of the Borrower with the Depositary, Exchange Agent and the Administrative Agent identified in Section 2.04(a) and invested in Permitted Investments denominated in Dollars.

         (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation U or X of the Board and no part of the proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation U or X or to extend credit for the purpose of purchasing or carrying any margin stock in violation of Regulation U or X. Each of the Borrower and Grupo Mexico will furnish to each Lender in connection with any Loan a statement in conformity with the requirements of Form U-1 referred to in Regulation U.

         SECTION 4.19. Labor Relations. Neither Grupo Mexico nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending or threatened against Grupo Mexico or any of its Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against Grupo Mexico or any of its Subsidiaries, in each case, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                                   CONDITIONS
                                   ----------

         SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent (and to the extent specified below, to each Lender), except to the extent any such condition shall have been waived in accordance with Section 10.02:

         (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

         (b) Opinions of Counsel to the Obligors. An opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Brown & Wood LLP, special New York counsel to the Obligors, and of Santamarina y Steta, S.C., Mexican counsel to the Obligors, substantially in the form of Exhibits D-1 and D-2, respectively, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

         (c) Opinions of Special Counsel to Chase. An opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, and of Ritch, Heather y Mueller, S.C., special Mexican counsel to Chase, substantially in the form of Exhibits E-1 and E-2, respectively (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

         (d) Corporate Documents. From each Obligor, certified copies of its constitutive and governing documents, good standing certificates (if available in such Obligor's jurisdiction of incorporation) and of the actions of the board of directors or other governing body of each Obligor taken to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, and the performance by it of its obligations hereunder and thereunder.

         (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or Financial Officer of each Obligor in respect of the authority and incumbency, and containing a specimen signature, of each person who has signed or will sign any Transaction Document, on its behalf, or who will, until replaced by another person or persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with the Transaction Documents, and the transactions contemplated thereby (including, without limitation, the giving of notices, certificates, directions and requests thereunder). In addition the certificate of the Borrower shall confirm compliance with the conditions set forth in Section 5.02.

         (f) Pledge Agreements. The Pledge Agreements, duly executed and delivered by Grupo Mexico, the Borrower, Asarco, the Bital Trustee and the Collateral Agent, as the case may be, and the stock certificates identified therein, accompanied by undated stock powers executed in blank, in accordance with the Pledge Agreements. In addition, the relevant pledgor under each Pledge Agreement shall have taken such other action (including delivering to the Administrative Agent evidence of the registration of the pledges constituted by the GMM Share Pledge Agreement in the stock register of GMM, any necessary acknowledgement from GMM and any supplemental confirmation) as may be required by the terms of the relevant Pledge Agreement or as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreements.

         (g) Contributions to Asmex. On or prior to the Closing Date, evidence in form and substance satisfactory to the Administrative Agent that (i) cash in an aggregate amount not less than $430,000,000 has been contributed to the equity capital of Asmex (A) through Grupo Mexico, from existing cash resources of GMM, in an amount not less than $250,000,000, (B) from existing cash resources of Grupo Mexico, in an amount not less than $120,000,000, and (C) from the Bital Share Trust, in an amount not less than $60,000,000 and (ii) of the amounts specified in item (i) above, $330,000,000 has been deposited in the Borrower's account maintained with the Depositary (identified in Section 2.04) and $100,000,000 has been credited to the account of the Borrower maintained with the Administrative Agent.

         (h) Merger Agreement. True and correct copies of the Merger Agreement (which Merger Agreement shall be satisfactory to the Administrative Agent), and each of the conditions contained in the Merger Agreement shall have been satisfied to the satisfaction of, or, if applicable, waived with the consent of, the Administrative Agent. Such conditions shall include (i) the acquisition by Grupo Mexico and Asmex of not less than 80% of the ordinary voting power of all of the shares of capital stock of Asarco on a fully diluted basis, including capital stock of Asarco owned by Grupo Mexico prior to the Tender Offer, (ii) arrangements pursuant to which Asarco will become a substantially wholly-owned Subsidiary of Grupo Mexico (except as specified in Section 4.14(b) hereof), with Grupo Mexico able to exercise full Control over the business and affairs of Asarco, (iii) invalidation or satisfaction of the requirements of Article 7 of the Certificate of Incorporation with respect to the Transactions such that, following consummation of the Tender Offer, the Merger can be consummated without the affirmative vote of the holders of any shares of capital stock of Asarco (other than Asmex and Grupo Mexico), (iv) invalidation, inapplicability or satisfaction (if necessary) of Article 10 of the Certificate of Incorporation with respect to the Transactions, (v) satisfaction or inapplicability of the requirements of Section 14A:10A of the New Jersey Business Corporation Act with respect to the Merger such that following consummation of the Tender Offer the Merger can be consummated without the affirmative vote of the holders of any shares of capital stock of Asarco (other than Asmex and Grupo Mexico), and (vi) invalidation, redemption or inapplicability of the rights issued under the Shareholders Rights Agreement of Asarco dated January 28, 1998, as in effect on the date hereof.

         (i) Tender Offer Documents. True and correct copies of the Tender Offer Documents, and each of the conditions to purchase contained in the Offer to Purchase shall have been satisfied to the satisfaction of, or, if applicable, waived with the consent of, the Administrative Agent.

         (j) Consummation of the Tender Offer. Evidence that the Tender Offer shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Offer to Purchase (except for any modifications, supplements or material waivers thereof, or written consents or determinations made by the parties thereto, that shall be satisfactory to the Administrative Agent), and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the Tender Offer Documents delivered in connection with the closing of the Tender Offer pursuant to the Offer to Purchase.

         (k) No Prohibition, etc. Evidence in form and substance satisfactory to the Administrative Agent that there shall not have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Tender Offer or the Merger by any domestic or foreign, federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (i) prohibits, or imposes any material limitations on, Grupo Mexico's or Asmex' ownership or operation of all or a material portion of Asarco's businesses or assets, (ii) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Asarco common stock or the consummation of the Tender Offer or the Merger, (iii) results in a material delay in or restricts the ability of Asmex, or renders Asmex unable, to accept for payment, pay for or purchase some or all of the tendered shares of Asarco common stock, or (iv) imposes material limitations on the ability of Asmex or Grupo Mexico to effectively exercise full rights of ownership of the Asarco common stock, including, without limitation, the right to vote the Asarco common stock purchased by Asmex on all matters properly presented to Asarco's shareholders.

         (l) Approvals. True and correct copies of all regulatory and third party approvals and consents (including evidence of Hart-Scott-Rodino approval and other approvals and consents, if any) necessary in connection with the Transactions and the financing thereof shall have been obtained and be in full force and effect and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which could restrain, prevent or otherwise impose materially adverse conditions on the Transactions or the financing thereof, in each case on terms satisfactory to the Administrative Agent.

         (m) Margin Stock. For each Lender, a statement from the Borrower and Grupo Mexico in connection with Form U-1 referred to in Regulation U of the Board, in conformity with the requirements of such regulation.

         (n) Process Agent. A letter of acceptance confirming the appointment of MMI as Process Agent pursuant to Section 10.09(d), together with certified copies of the notarial deeds pursuant to which Grupo Mexico shall have granted to the Process Agent a power of attorney for such purpose.

         (o) Unclaimed Funds Security Agreement. The Unclaimed Funds Security Agreement, duly executed and delivered by the Borrower, the Collateral Agent and consented to as provided therein by the Exchange Agent. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Unclaimed Funds Security Agreement.

         (p) Repayment of Existing Asarco Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) indicated on Part II of Schedule V that is to be repaid by Asarco on the Effective Date shall have been (or shall be simultaneously) paid in full, and that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been cancelled or terminated.

         (q) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

         The obligation of any Lender to make its Loan hereunder is also subject to the payment by the Borrower and Grupo Mexico of such fees and expenses as the Borrower and Grupo Mexico shall have agreed to pay to any Lender, Chase, Chase Securities Inc., or the Administrative Agent in connection herewith, including the reasonable fees and expenses of special counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02), and the Borrower has timely submitted a Borrowing Request with a date for proposed Borrowing, on or prior to 12:00 noon, New York City time, on June 23, 2000 (and, in the event such conditions are not so satisfied or waived, and the Borrower has not submitted such Borrowing Request, the Commitments shall terminate at such time).

         SECTION 5.02. Other Conditions. The obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions:

         (a) the representations and warranties of the Borrower and Grupo Mexico set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Loan;

         (b) at the time of and immediately after giving effect to such Loan and the use of proceeds thereof, no Default shall have occurred and be continuing; and

         (c) no event, development or circumstance has occurred which, in the judgment of the Administrative Agent, has had or could reasonably be expected to have a Material Adverse Effect.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower and Grupo Mexico on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and Grupo Mexico covenants and agrees with the Lenders that:

         SECTION 6.01. Financial Statements and Other Information. The Borrower and Grupo Mexico will furnish to the Administrative Agent and each Lender:

         (a) within 120 days after the end of each fiscal year of the Borrower, Grupo Mexico and GMM,

               (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, separately stated, of each of (A) the Borrower and its Subsidiaries, (B) Grupo Mexico and its Subsidiaries, (C) GMM and its Subsidiaries and (D) Southern Peru, as of the end of and for such year, setting forth in each case in comparative form the corresponding figures for (or in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each such Person and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

               (ii) the unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flow of Grupo Mexico and its Subsidiaries as of the end of and for such year, setting forth in comparative form the corresponding figures for (or in the case of the balance sheet, as of the end of) the previous fiscal year, certified by a Financial Officer of Grupo Mexico as presenting fairly in all material respects the financial condition and results of operations of Grupo Mexico and its Subsidiaries, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes;

         (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, Grupo Mexico, Southern Peru and GMM, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows, separately stated, of each of (i) the Borrower and its Subsidiaries, (ii) Grupo Mexico and its Subsidiaries on a consolidated basis with all of its Subsidiaries, and (iii) GMM and its Subsidiaries, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the corresponding figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower (or of Grupo Mexico or of GMM, as the case may be) as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (and of Grupo Mexico and its Subsidiaries and of GMM and its Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with any delivery of financial statements under clause
(a) or (b) of this Section, a certificate of a Financial Officer of the Borrower and a certificate of a Financial Officer of Grupo Mexico (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken by the Borrower (or Grupo Mexico, as the case may be) with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.15, 7.01, and 7.09, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause
(a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or Grupo Mexico or any of their respective Subsidiaries with the SEC, the CNBV, or any Governmental Authority succeeding to any or all of the functions of the SEC or the CNBV, or with any national securities exchange, or distributed by the Borrower or Grupo Mexico to its shareholders generally, as the case may be; and

         (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Grupo Mexico or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

         SECTION 6.02. Notices of Material Events. The Borrower (for itself and on behalf of Grupo Mexico) will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Grupo Mexico or any of its Affiliates (including the Borrower) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

         (d) the assertion of any claim of Environmental Liability by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries or against Grupo Mexico or against GMM or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any claim of Environmental Liability or alleged violation that, if adversely determined, would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and

         (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower or Grupo Mexico, as the case may be, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by the Borrower or Grupo Mexico, as the case may be, with respect thereto.

         SECTION 6.03. Existence; Conduct of Business . Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 7.03.

         SECTION 6.04. Payment of Obligations. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Grupo Mexico or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.05. Maintenance of Properties. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 6.06. Insurance. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 6.07. Books and Records; Inspection Rights. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 6.08. Compliance with Laws. Grupo Mexico will, and will cause each of its Subsidiaries (including the Borrower) to, comply with all laws (including Environmental Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements or other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.09. Use of Proceeds. The proceeds of the Loans will be used only as set forth in Section 4.18(a).

         SECTION 6.10. Hedging Agreements. Within 45 days after consummation of the Tender Offer, Grupo Mexico will (a) cause GMM to obtain and maintain, and
(b) cause Asarco to obtain and maintain, in full force and effect, Hedging Agreements with a term of at least one year with one or more counterparties acceptable to the Administrative Agent, that consist of (i) the purchase of put options covering (A) in the case of GMM, 70,000 tons of copper at $0.75/lb and
(B) in the case of Asarco, 100,000 tons of copper at $0.75/lb and (ii) the sale of call options covering the tonnages of copper described in (A) and (B) at a specified price, the premium on which would be substantially equivalent to the premium paid for the purchase of the respective party's purchase of put options described in item (i) above.

         SECTION 6.11. Utilization of Revolving Loans. Grupo Mexico will cause Asarco to borrow Revolving Loans under the Revolving Credit Agreement on the Effective Date, and thereafter as needed, to the extent required to repay in full (and cancel remaining commitments relating to) any Indebtedness of Asarco under existing revolving credit and similar arrangements that would become due, or could be caused to become due by holders thereof, upon and by reason of any of the Transactions.

         SECTION 6.12. Merger Covenants. Grupo Mexico will use its best efforts to cause the Merger Closing Date to occur as soon as practicable after the date hereof. Upon consummation of the Tender Offer, Grupo Mexico will cause Asarco to execute and deliver the Revolving Credit Agreement and the Asarco Security Agreement.

         SECTION 6.13. Ownership of Subsidiaries. Grupo Mexico will at all times own, directly or indirectly: (a) all of the outstanding capital stock of GMM (other than up to 1.15% of the outstanding common stock of GMM); (b) at least 74% of the outstanding capital stock of Grupo Ferroviario; (c) all of the outstanding capital stock of Asmex (other than up to 11% of the outstanding common stock of Asmex presently held in the Bital Share Trust); (d) substantially all of the outstanding capital stock of Mexicana de Cobre, S.A. de C.V., Industrial Minera Mexico, S.A. de C.V., Mexicana de Cananea, S.A. de C.V., Minerales Metalicos del Norte, S.A., and Minera Mexico Internacional, Inc.; and
(e) after the consummation of the Merger and prior to any initial public offering of any corporation or entity through which Grupo Mexico owns or Controls Asarco, at least 89% of the outstanding capital stock of Asarco, and at all times subsequent to such offering, it will cause the Borrower to be a majority-owned and Controlled Subsidiary of Grupo Mexico.

         SECTION 6.14. GMM Ratings. Grupo Mexico shall cause GMM to take reasonable steps to (a) maintain ratings of the secured export notes issued under the SEN Facility from at least two of the following agencies: S&P, Duff & Phelps and Moody's of at least BBB-, BBB- and Baa3, respectively and (b) avoid having adverse changes in such ratings affect the treatment of GMM's secured export notes under the SEN Facility.

         SECTION 6.15. Grupo Mexico Liquidity. Grupo Mexico shall at all times maintain an aggregate amount of unencumbered cash held in Permitted Investments equal to $20,000,000.


                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Borrower and Grupo Mexico covenants and agrees with the Lenders that:

         SECTION 7.01. Indebtedness.

         (a) Grupo Mexico. Grupo Mexico will not create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created hereunder;

               (ii) Indebtedness existing on the date hereof and set forth in Part A of Schedule II (or, to the extent not meeting the minimum thresholds for required listing on Schedule II pursuant to Section 4.13, in an aggregate amount not exceeding $1,000,000) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (iii) other Indebtedness in an aggregate principal amount not exceeding $225,000,000 at any one time outstanding, of which up to $50,000,000 may be secured as permitted under Section 7.02 and the remainder of which is unsecured;

               (iv) Guarantees by Grupo Mexico of Indebtedness of Asarco under the Revolving Credit Agreement; and

               (v) Indebtedness under the Liquidity Facility.

         (b) Asarco. Grupo Mexico will not permit Asarco to create, incur, assume or permit to exist any Indebtedness of Asarco except:

               (i) upon and after the Merger, Indebtedness created hereunder;

               (ii) until the Effective Date, Indebtedness under existing revolving credit facilities;

               (iii) on and after the Effective Date, Indebtedness under the Revolving Credit Agreement;

               (iv) existing Indebtedness under the Asarco Indentures;

               (v) Indebtedness existing on the date hereof and listed on Part I of Schedule V, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (vi) Indebtedness up to $180,000,000 for which Asarco is an account party in respect of letters of credit or surety bonds issued in connection with consent decrees;

               (vii) Indebtedness up to $50,000,000 for which Asarco is an account party in respect of letters of credit or surety bonds issued in connection with Asarco's pension program; and

               (viii) Indebtedness up to an aggregate principal amount of $120,000,000 (prior to the payment in full of the Loans) or $200,000,000 (after the payment in full of the Loans) for (A) industrial development revenue bond financings under Section 103(b) of the Code, (B) other unsecured Indebtedness and (C) Indebtedness incurred solely to finance the acquisition of fixed or capital assets.

         (c) GMM. Grupo Mexico will cause GMM to comply with Section 9.2 of the SEN Facility and Section 4.04 of the U.S. Registered Note Indenture.

         (d) Asmex. Asmex will not create, incur, assume or permit to exist any Indebtedness of Asmex except Indebtedness created hereunder.

         SECTION 7.02. Liens.

         (a) Grupo Mexico. Grupo Mexico will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (including, without limitation, the capital stock of GMM, Asmex, Asarco and Grupo Ferroviario), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created pursuant to the Security Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of Grupo Mexico existing on the date hereof and set forth in Part B of Schedule II (or, to the extent not meeting the minimum thresholds for required listing on
         Schedule II pursuant to Section 4.13, in an aggregate amount not exceeding $1,000,000); provided that (i) no such Lien shall extend to any other property or asset of Grupo Mexico and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iv) from and after the payment in full of the Loans, Liens on the capital stock of Grupo Ferroviario;

               (v) Liens created on newly issued capital stock of GMM acquired after the date hereof by investment of the proceeds of the Liquidity Facility, provided that such stock is either nonvoting stock or does not exceed 20% of the outstanding stock of GMM;

               (vi) Liens securing Indebtedness not exceeding, in the aggregate, $50,000,000; and

               (vii) Liens created after the date hereof on any Investment in any Unrestricted Subsidiary. For the purposes hereof, an "Unrestricted Subsidiary" shall be any Subsidiary of Grupo Mexico created after the date hereof in which the Investment by Grupo Mexico is in an amount which would otherwise be permitted under Section 7.05 to be paid as a Restricted Payment by Grupo Mexico.

         (b) Asarco. Grupo Mexico will not permit Asarco or any Subsidiary of Asarco to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof or enter into any sale-lease back transaction or similar arrangement that would have the same effect as any of the foregoing, except (references in this Section 7.02(b) to a "Subsidiary" to be understood to mean a Subsidiary of Asarco):

               (i) Liens created pursuant to the Security Documents;

               (ii) any Lien on any property or asset of Asarco existing on the date hereof and set forth in Schedule VI; provided that (A) no such Lien shall extend to any other property or asset of Asarco and (B) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iii) (A) pledges or deposits to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, employee benefits, social security or similar matters and Liens or judgments under such laws which are not currently required to be discharged, (B) pledges or deposits in connection with bids, tenders, contracts or leases to which Asarco or any Subsidiary is a party, in each case in the ordinary course of business, (C) Liens or deposits to secure public or statutory obligations of Asarco or any Subsidiary, materialmen's, mechanics', carriers', warehousemen's, workmen's, repairmen's, vendors' or like liens or deposits to obtain the release of such liens, (D) deposits to secure surety, stay, appeal or customs bonds to which Asarco or any Subsidiary is a party, (E) landlords' liens under leases to which Asarco or any Subsidiary is a party, (F) zoning restrictions on the use of real property or irregularities (including easements, rights of way and the like) in title thereto which do not materially detract from the value of such property or materially impair the use thereof and (G) Liens arising out of contracts for the tolling of metals or minerals by Asarco or any Subsidiary;

               (iv) Liens on property in the process of export or import or on the documents relating to thereto, securing current liabilities of Asarco or any Subsidiary incurred for the purchase of such property or in connection with the sale or discount of current receivables arising out of the sale of such property;

               (v) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof, arising out of contracts for the purchase of products or services of Asarco or any Subsidiary or to secure partial, progress, advance or other payments or other obligations, pursuant to any contract or statute (other than taxes or other governmental charges, assessments or penalties) or deposits or pledges to obtain the release of any of the foregoing Liens; or Liens for taxes or assessments or other governmental charges or levies not yet due or delinquent or which are being contested in good faith by appropriate proceedings;

               (vi) production payments or other rights of others to the output of mines, smelters or production facilities, including, without limitation, the tolling of metals or minerals by Asarco or any Subsidiary;

               (vii) rights of a lessor under a lease or an operator under an operating agreement;

               (viii) Liens securing Indebtedness to the extent permitted under
         Section 7.01(b)(viii)(A) arising out of industrial development revenue bond financings under Section 103(b) of the Code and Liens on pollution control facilities arising out of the financing of the acquisition or use thereof by (or by lessors to) Asarco or any Subsidiary;

               (ix) Liens upon any property or assets existing at the time of acquisition thereof by Asarco or any Subsidiary, whether by merger, consolidation, purchase, lease or otherwise (including Liens upon property or assets of a corporation existing at the time such corporation becomes a Significant Subsidiary), and not created in contemplation of such acquisition or event;

               (x) Liens securing Indebtedness to the extent permitted under
         Section 7.01(b)(viii)(C) upon any property or assets acquired, constructed or improved by Asarco or any Subsidiary after the date of this Agreement which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement incurred after the date of this Agreement, provided that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property or assets owned by Asarco or any Subsidiary at the time of the commencement of such acquisition, construction or improvement, other than any property or assets on which such construction or improvement is located; and provided, further, that the principal amount of Indebtedness secured by each Lien shall not exceed 100% of the cost of such property or assets at the time of the acquisition thereof or, in the case of any construction or improvement, 100% of the cost of such construction or improvement at the time of completion thereof;

               (xi) renewals, extensions or replacements in whole or in part of Liens referred to in clauses (i), (viii), (ix) and (x), or in this paragraph (xi), for amounts which shall not exceed the principal amount of the obligation or Indebtedness so renewed, extended or replaced at the time of such renewal, extension or replacement and applying only to the same property and assets theretofore subject to the Lien (plus improvements on or to such property);

               (xii) Liens created by Asarco and/or its Significant Subsidiaries in the ordinary course of business in connection with Hedging Agreements, provided that the counterparties in such Hedging Agreements are Lenders hereunder; and

               (xiii) Liens and sale-lease back transactions on assets or property comprising Principal Property which do not in the aggregate exceed 10% of Principal Consolidated Net Tangible Assets.

         (c) GMM. Grupo Mexico will cause GMM to comply with Section 7.01 of the Bank of America Facility and Section 9.12 of the SEN Facility.

         (d) Asmex. Asmex will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created pursuant to the Security Documents; and

               (ii) Permitted Encumbrances.

         SECTION 7.03. Fundamental Changes.

         (a) Mergers, Consolidations, Disposal of Assets, Etc. Grupo Mexico will not, nor will it permit any of its Subsidiaries (including the Borrower) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (including the Borrower) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary of Grupo Mexico in a transaction in which the surviving entity is a Subsidiary of Grupo Mexico, (iii) Grupo Mexico may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary of Grupo Mexico and (iv) any Subsidiary of Grupo Mexico other than the Borrower, GMM, Grupo Ferroviario or Southern Peru may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of Grupo Mexico and is not materially disadvantageous to the Lenders; provided that this Agreement shall not prevent:

               (i) the Merger, so long as the Borrower satisfies the following conditions: (A) execution and delivery of the Assumption Agreement and
         (B) the Borrower shall provide to the Administrative Agent a satisfactory written legal opinion, as to the matters set forth in Exhibits K-1 and K-2;

               (ii) the sale or disposition by Asarco of Specialty Chemicals and Aggregates Business, so long as (a) such sale or disposition is realized for not less than the fair market value thereof and for cash proceeds only, and (b) the Net Available Proceeds of such sale or disposition are applied pursuant to Section 2.08(b);

               (iii) the creation by Grupo Mexico of a wholly-owned Subsidiary of Grupo Mexico (herein called an "intermediary holding company") through which Grupo Mexico will thereafter indirectly own and Control Asarco and/or GMM, provided that the following conditions are met:

                    (A) the creation of the intermediary holding company and
               transfer to it of the shares of capital stock of Asarco and/or GMM shall not have any adverse effect upon the existence, validity, perfection or priority of any security interests granted in favor of the Collateral Agent pursuant to the Security Documents; and

                    (B) Grupo Mexico shall provide to the Administrative Agent written legal opinions of counsel in relevant jurisdictions satisfactory to the Administrative Agent to the foregoing effects; or

               (iv) the sale of a minority interest in the intermediary holding company referred to in clause (iii); provided the following conditions are met:

                    (A) no Default shall have occurred or be continuing;

                    (B) the aggregate Net Available Proceeds from such offering shall be applied in accordance with Section 2.08(b);

                    (C) subsequent to such offering, the Borrower continues to be a majority-owned and Controlled Subsidiary of Grupo Mexico in accordance with Section 6.13; and

                    (D) such offering shall be effected on terms and conditions and pricing that are not materially disadvantageous to the Lenders.

         (b) Lines of Business. Grupo Mexico will not, nor will it permit any of its Subsidiaries (including the Borrower) to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses related thereto, including any energy-related businesses.

         SECTION 7.04. Investments.

         (a) Grupo Mexico. Grupo Mexico will not make or permit to remain outstanding any Investments except:

               (i) Investments outstanding on the date hereof and identified in Part B of Schedule IV;

               (ii) Permitted Investments;

               (iii) Investments by Grupo Mexico in the Borrower;

               (iv) Additional Investments up to but not exceeding $50,000,000 per annum in the aggregate; and

               (v) Investments in Unrestricted Subsidiaries.

         (b) Asarco. Grupo Mexico will not permit Asarco to make or permit to remain outstanding any Investments of Asarco except (i) Permitted Investments;
(ii) Investments outstanding on the date hereof and identified in Part C of
Schedule IV; and (iii) additional Investments in an aggregate amount not exceeding $25,000,000 in any year prior to the payment in full of the Loans, and $75,000,000 in any year after the payment in full of the Loans.

         (c) GMM. Grupo Mexico will cause GMM to comply with Section 7.04 of the Bank of America Facility.

         (d) Asmex. Asmex will not to make or permit to remain outstanding any Investments of Asmex except:

               (i) Permitted Investments; and

               (ii) Investments in, and the purchase of shares of capital stock of, Asarco.

         SECTION 7.05. Restricted Payments. Grupo Mexico will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment
(a) at any time during the continuance of a Default or (b) in any year in an aggregate amount exceeding the sum of (i) Restricted Payments described in clause (a) of the definition of Restricted Payments in an amount up to $30,000,000 in each year, and Restricted Payments described in clause (b) of the definition thereof in an amount up to $20,000,000 in each year minus (ii) the amount of any Investment by Grupo Mexico in Unrestricted Subsidiaries (as defined in Section 7.02) in such year.

         SECTION 7.06. Transactions with Affiliates. Grupo Mexico will not, and will not permit any of its Subsidiaries (including the Borrower) to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Grupo Mexico, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) the Merger and (c) transactions between or among GMM and its substantially wholly-owned Subsidiaries not involving any other Affiliate.

         SECTION 7.07. Restrictive Agreements.

         (a) Grupo Mexico. Grupo Mexico will not, and will not permit Asarco, Grupo Ferroviario or Asmex, or any Subsidiary of any thereof, to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary of Grupo Mexico or of any such Person to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Grupo Mexico, Asarco, Grupo Ferroviario or Asmex or to Guarantee Indebtedness of Grupo Mexico or Asarco; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement or the Revolving Credit Agreement, (y) restrictions and conditions existing on the date hereof identified on Schedule III (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

         (b) GMM. Grupo Mexico will cause GMM to comply with Section 7.14 of the Bank of America Facility.

         SECTION 7.08. Incorporation by Reference. The provisions of each of the Bank of America Facility, the CapMAC Agreement, the SEN Facility, the Asarco Indentures and the U.S. Registered Note Indenture which are specified in this
Article VII and with which, by the express terms hereof, Grupo Mexico agrees to cause GMM and Asarco to comply, together with related definitions and exceptions applicable to such specified provisions, in each case as in effect on the date hereof, are hereby incorporated herein by reference as if set forth in full herein (such provisions to enter into effect as of the date hereof and to remain in effect for the purposes hereof notwithstanding any amendment or waiver thereof under any such agreement, except to the extent amended or waived by the Administrative Agent with the consent of the Required Lenders hereunder, and notwithstanding any termination of any such agreement subsequent to the date hereof), and Grupo Mexico agrees, for the benefit of the Lenders, to cause each of GMM and Asarco to perform and observe, each of its respective covenants and obligations set forth in said provisions.

         SECTION 7.09. Certain Financial Covenants.

         (a) Debt to Capitalization Ratio.

         (1) Grupo Mexico will not permit its Debt to Capitalization Ratio to exceed (i) 0.55 to 1.00 as at the end of any fiscal quarter ending on or after June 30, 2000 and prior to December 31, 2001 and (ii) 0.50 to 1.00 as at the end of any fiscal quarter ending on or after December 31, 2001.

         (2) Grupo Mexico will not permit the Debt to Capitalization Ratio of GMM to exceed 0.45 to 1.00 at any time.

         (b) Debt to EBITDA Ratio. Grupo Mexico will not permit its Debt to EBITDA Ratio to exceed the following respective ratios for the Measuring Periods ending on the following dates:

               Date                                Ratio
           ------------                          ---------
          June 30, 2000                          6.0 to 1
          September 30, 2000                     5.75 to 1
          December 31, 2000                      4.5 to 1
          March 31, 2001                         4.5 to 1
          June 30, 2001                          4.5 to 1
          September 30, 2001                     4.5 to 1
          December 31, 2001                      3.5 to 1
          Any quarter-end thereafter             3.25 to 1


         (c) Consolidated Adjusted EBITDA to Consolidated Interest Expense
Ratio.

         (1) Grupo Mexico will not permit its Consolidated Adjusted EBITDA to Consolidated Interest Expense Ratio to be less than the following respective ratios for the Measuring Periods ending on the following dates:

               Date                                Ratio
           ------------                          ---------
          June 30, 2000                          1.75 to 1
          September 30, 2000                      2.0 to 1
          December 31, 2000                       2.0 to 1
          March 31, 2001                          2.0 to 1
          June 30, 2001                           2.0 to 1
          September 30, 2001                     2.25 to 1
          December 31, 2001                      2.25 to 1
          Any quarter-end thereafter              2.5 to 1


         (2) Grupo Mexico will cause GMM to comply with Section 7.13(b) of the Bank of America Facility.

         (d) Capital Expenditures.

         (1) Grupo Mexico will not make any Capital Expenditures.

         (2) Grupo Mexico will not permit Asarco to make Capital Expenditures exceeding $90,000,000 in aggregate amount in any year.

         (3) Asmex will not make any Capital Expenditures.

         (e) Tangible Net Worth. Grupo Mexico will cause GMM to comply with
Section 9.3 of the SEN Facility.

         (f) Collections to Debt Service Ratio. Grupo Mexico will cause GMM to comply with Section 9.4 and Section 9.5 of the SEN Facility.

         (g) Export Receivables. Grupo Mexico will cause GMM to comply with
Section 9.11 of the SEN Facility.

         (h) Permitted Export Receivables Transactions. Grupo Mexico will cause GMM to comply with Section 7.02(b) of the Bank of America Facility.

         (i) Asarco Consolidated EBITDA. Grupo Mexico will not permit, from and after the consummation of the Tender Offer, the Asarco EBITDA to be less than the following respective amounts for the Measuring Periods ending on the following dates:

                  Date                           Amount
              ------------                     ----------
          June 30, 2000                       $25,000,000
          September 30, 2000                  $50,000,000
          December 31, 2000                  $100,000,000
          March 31, 2001                     $125,000,000
          June 30, 2001                      $125,000,000
          September 30, 2001                 $135,000,000
          Any quarter-end thereafter         $150,000,000

         SECTION 7.10. Activities of Asmex. Asmex will not engage in any activity other than the Transactions (including, without limitation, the Merger), the Loans and any activities to effect the Transactions (including, without limitation, the Merger) and the Loans.

         SECTION 7.11. Sale and Leaseback.

         (a) Grupo Mexico. Grupo Mexico shall not enter into any agreement or arrangement with any other Person providing for the leasing by Grupo Mexico of property which has been or is to be sold or transferred by Grupo Mexico to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Grupo Mexico.

         (b) Asarco. Grupo Mexico shall cause Asarco to comply with Section 1005 of each of the Asarco Indentures.

         (c) GMM. Grupo Mexico shall cause GMM to comply with Section 7.08 of the Bank of America Facility.

         (d) Asmex. Asmex shall not enter into any agreement or arrangement with any other Person providing for the leasing by Asmex of property which has been sold or is to be sold or transferred by Asmex to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Asmex.

         SECTION 7.12. Accounting Changes. Neither Grupo Mexico nor its Subsidiaries (including the Borrower) shall make any significant change in accounting treatment or reporting practices, except as permitted by GAAP and set forth in its financial statements, or change the fiscal year of Grupo Mexico or its Subsidiaries (including the Borrower) unless such change shall be deemed by Grupo Mexico or its Subsidiaries (including the Borrower) to be materially advantageous to such Person and could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.13. Optional Prepayments.

         (a) Grupo Mexico. Grupo Mexico shall not at any time make any optional prepayment of any of its Indebtedness in whole or in part, other than Indebtedness hereunder, under the Revolving Credit Agreement and under the Liquidity Facility.

         (b) Asarco. Grupo Mexico will not at any time permit Asarco to make any optional prepayment of any Indebtedness of Asarco in whole or in part, other than (i) Indebtedness hereunder and under the Revolving Credit Agreement, and
(ii) Indebtedness outstanding prior to the Effective Date under existing revolving credit and similar arrangements which, in accordance herewith, is repaid on the Effective Date.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan, or of any Revolving Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of any Affiliated Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made; or any representation or warranty made by Asarco, Grupo Mexico or Asmex pursuant to the Merger Agreement shall prove to have been false or misleading as of the time made in any material respect;

         (d) the Borrower or Grupo Mexico (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02,
     6.03 (with respect to the Borrower's existence) or 6.13 or in Article VII, or either Obligor shall default in the performance of any of its obligations contained in Section 5.01 or 5.02 of the Asarco Security Agreement or the Unclaimed Funds Security Agreement or Section 4.01 or 4.02 of the Pledge Agreements, respectively, and such default shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender;

         (e) (i) any of Grupo Mexico, the Borrower, GMM or any of their respective Subsidiaries (A) fails to make any payment when due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise) of any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant documents on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holders or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, such Material Indebtedness to be declared to be due and payable prior to its stated maturity; or (C) without limiting the foregoing, an "Accelerated Amortization Event", "Default" or "Event of Default" under and as defined in the SEN Facility or any similar facility entered into as a replacement for the SEN Facility, or a "Default" or "Event of Default" under and as defined in the U.S. Registered Note Indenture shall occur and be continuing (other than any such "Accelerated Amortization Event" that arises solely as a result of a downgrading of the credit rating of GMM, provided that such event continues unremedied for not more than 60 days and, during such period, GMM and Grupo Mexico diligently pursue avenues acceptable to the Administrative Agent to remedy such occurrence); or (ii) there occurs under any Hedging Agreement an early termination date resulting from any event of default under such Hedging Agreement as to which Grupo Mexico, GMM or any of their respective Subsidiaries is the defaulting party or similar status (however defined) and the termination value or similar sum (however defined) owed by any such Person as a result thereof constitutes Material Indebtedness; or (iii) there occurs any termination, liquidation, unwind or similar event or circumstance under any Receivables purchase facility which permits any purchaser of Receivables thereunder to cease purchasing such Receivables or to apply all collections on previously purchased Receivables thereunder to the repayment of such purchaser's interest in such previously purchased Receivables (other than any such event or circumstance that arises solely as a result of (A) a downgrading of the credit rating of any bank or financial institution not affiliated with Grupo Mexico that provides liquidity, credit or other support in connection with such facility or (B) a downgrading of the credit rating of GMM, subject to the provisos set forth above in clause (i)(C);

         (f) either Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

         (g) a Change in Control shall occur;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Affiliated Party or any Material Subsidiary of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) any Affiliated Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) any Affiliated Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) one or more judgments for the payment of money shall be rendered against any Affiliated Party or any Material Subsidiary or any combination thereof in an aggregate amount in excess of the amount of Indebtedness that would constitute Material Indebtedness of such Person, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Affiliated Party or any Material Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken individually or together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or result in liability of the Borrower and its Subsidiaries in an aggregate amount at any one time exceeding 1.5% of the consolidated total assets of the Borrower and its consolidated Subsidiaries;

         (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries (or any predecessor in interest of the Borrower or any of its Subsidiaries) of, or there shall have been asserted against the Borrower or any of its Subsidiaries, a claim of Environmental Liability that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

         (n) any Lien stated to be created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Revolving Credit Agreement), free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Obligor;

then, and in every such event (other than an event with respect to either Obligor described in clause (h) or (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to either Obligor described in clause (h) or (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT
                            ------------------------

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents, authorizes the Administrative Agent to execute and deliver on its behalf the Inter-Creditor Agreement (among other things, appointing the Collateral Agent and setting forth the voting requirements for instructing the Collateral Agent), and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Grupo Mexico or any Subsidiary or other Affiliate thereof (including the Borrower) as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Grupo Mexico or any of its Subsidiaries (including the Borrower) that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         The Administrative Agent may resign at any time by notifying the Lenders, the Borrower and Grupo Mexico. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) grant any authorization to release any collateral or otherwise to terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release or consent to the release of any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.


                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to Asmex (until the Merger) or Grupo Mexico, to it at Grupo Mexico, S.A. de C.V., Baja California 200, Piso 4, Col. Roma Sur, 06760 Mexico, D.F., Attention of Daniel Tellechea Salido (Telecopy No. (525) 264-7664; Telephone No. (525) 574-7066);

         (b) if to the Borrower (upon and subsequent to the Merger), to it at 180 Maiden Lane, New York, New York 10038, Attention: Chief Financial Officer (Telecopy No. (212) 510-1855; Telephone No. (212) 510-2000);

         (c) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group (Telecopy No. (212) 522-7490; Telephone No.
     (212) 522-7253), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Nicholas Chirekos, Managing Director (Telephone No. (212) 270-0400) and to Kenneth Kryzda, Managing Director, Chase Mexico, 600 Prolongacion, Paseo de la Reforma, Col. Santa Fe, C.P. 01210 Mexico, D.F. (Telecopy No. (525) 258-1793; Telephone No. (525)
     257-9734); and

         (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02. Waivers; Amendments.

         (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled final maturity date of any Loan, or postpone the scheduled date of payment of any interest thereon or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment or any mandatory prepayment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types of Loans, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release Grupo Mexico from any of its guarantee obligations under Article III without the written consent of each Lender; and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) that any modification or supplement of Article III shall require the consent of Grupo Mexico.

         SECTION 10.03. Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or (after the occurrence of an Event of Default) any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or (after the occurrence of an Event of Default) any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

         (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

         (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, neither Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         (e) Payments. All amounts due under this Section shall be payable not later than 3 Business Days after written demand therefor.

         SECTION 10.04. Successors and Assigns.

         (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may assign to one or more assignees, including an Approved Fund, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Administrative Agent and Grupo Mexico (except, in the case of Grupo Mexico, during the existence of a Default) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and
2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

         (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

         (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

         SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with Chase and Chase Securities Inc. covering, among other matters, fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties named on the signature pages hereof, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.09. Governing Law; Jurisdiction; Etc.

         (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto further submits, for the purpose of any such judgment, action or proceeding rendered or brought against it, to the appropriate courts of the jurisdiction of its domicile. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party waives the right to require that suits against it be brought in any other jurisdiction to which it would otherwise be legally entitled.

         (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Service of Process. Grupo Mexico hereby irrevocably designates, appoints and empowers MMI (the "Process Agent"), with offices on the date hereof at 712 Fifth Avenue, 39th Floor, New York, New York 10019, as its designee, appointee and agent with respect to any action or proceeding in New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding, and Grupo Mexico hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all legal process, summons, notices and documents, and agrees that the failure of such agent to give any advice of any such service of process to Grupo Mexico shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, Grupo Mexico agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Lenders. Grupo Mexico further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each of Grupo Mexico and the Process Agent, at their respective addresses set forth in this Section and Section 10.01, such service to become effective five days after such mailing. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Treatment of Certain Information; Confidentiality.

         (a) Treatment of Certain Information. Each of the Borrower and Grupo Mexico acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, Grupo Mexico or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Borrower and Grupo Mexico hereby authorizes each Lender to share any information delivered to such Lender by the Borrower, Grupo Mexico and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or Grupo Mexico or
(viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Judgment Currency. This is a loan transaction in which the specification of Dollars (the "Specified Currency"), and payment in New York City (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     ASMEX CORPORATION


                                     By    /s/ Daniel Tellechea Salido
                                       -----------------------------------------
                                       Name:   Daniel Tellechea Salido
                                       Title:  Vice President and Treasurer



                                     GRUPO MEXICO, S.A. DE C.V.


                                     By  /s/   Daniel Tellechea Salido
                                       -----------------------------------------
                                       Name:   Daniel Tellechea Salido
                                       Title:  Managing Director


                                     By  /s/ Ernesto Duran Trinidad
                                       -----------------------------------------
                                       Name:   Ernesto Duran Trinidad
                                       Title:  Comptroller

                                     LENDERS
                                     -------

                                     THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent


                                     By /s/ Robert Anastasio
                                       -----------------------------------------
                                       Name:   Robert Anastasio
                                       Title:  Vice President

                                                                  Exhibit 10.2


================================================================================


                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                November 10, 1999

                                      among

                              ASARCO INCORPORATED,
                                  as Borrower,

                           GRUPO MEXICO, S.A. DE C.V.,
                                  as Guarantor,

                            The LENDERS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                                  $450,000,000


                             CHASE SECURITIES INC.,
                     as Sole Book Manager and Lead Arranger



================================================================================

                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I  DEFINITIONS.........................................................1
         SECTION 1.01.         Defined Terms...................................1
         SECTION 1.02.         Terms Generally................................23
         SECTION 1.03.         Accounting Terms; GAAP.........................23

ARTICLE II  THE CREDITS.......................................................23
         SECTION 2.01.         The Commitments................................23
         SECTION 2.02.         Revolving Loans and Borrowings.................23
         SECTION 2.03.         Requests for Borrowings........................24
         SECTION 2.04.         Funding of Borrowings..........................25
         SECTION 2.05.         Interest Elections.............................26
         SECTION 2.07.         Termination and Reduction of the Commitments...31
         SECTION 2.08.         Repayment of Revolving Loans; Evidence
                                 of Debt .....................................31
         SECTION 2.09.         Prepayment of Revolving Loans..................32
         SECTION 2.10.         Fees...........................................33
         SECTION 2.11.         Interest.......................................34
         SECTION 2.12.         Alternate Rate of Interest.....................35
         SECTION 2.13.         Increased Costs................................35
         SECTION 2.14.         Break Funding Payments.........................36
         SECTION 2.15.         Taxes..........................................37
         SECTION 2.16.         Payments Generally; Pro Rata Treatment;
                                 Sharing of Set-offs .........................38
         SECTION 2.17.         Mitigation Obligations; Replacement of
                                 Lenders .....................................39

ARTICLE III  GUARANTEE........................................................40
         SECTION 3.01.         The Guarantee..................................40
         SECTION 3.02.         Obligations Unconditional......................41
         SECTION 3.03.         Reinstatement..................................42
         SECTION 3.04.         Subrogation....................................42
         SECTION 3.05.         Remedies.......................................42
         SECTION 3.06.         Instrument for the Payment of Money............42
         SECTION 3.07.         Continuing Guarantee...........................42
         SECTION 3.08.         Representations and Warranties.................42

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BORROWER....................49
         SECTION 4.01.         Organization; Qualification; Etc...............49
         SECTION 4.03.         Corporate Authority Relative to this
                                 Agreement ...................................50
         SECTION 4.04.         Non-Contravention; Consents and Approvals......50
         SECTION 4.05.         Reports and Financial Statements...............51
         SECTION 4.06.         Environmental Matters..........................52
         SECTION 4.07.         ERISA..........................................53
         SECTION 4.08.         Schedule 14D-9, Proxy Statement;
                                 Schedule 14D-1; Other Information ...........54
         SECTION 4.09.         Rights Plan....................................54
         SECTION 4.10.         Tax Matters....................................54
         SECTION 4.11.         Absence of Certain Changes.....................55
         SECTION 4.12.         No Undisclosed Material Liabilities............56
         SECTION 4.13.         Labor Relations................................56
         SECTION 4.14.         Solvency.......................................57
         SECTION 4.15.         Validity of Security Interests.................57
         SECTION 4.16.         Use of Proceeds, Etc...........................57
         SECTION 4.17.         Legal or Arbitral Proceedings..................57
         SECTION 4.18.         Chief Executive Office.........................57
         SECTION 4.19.         Inventory......................................57

ARTICLE V  CONDITIONS.........................................................58
         SECTION 5.01.         Effective Date.................................58
         SECTION 5.02.         Each Revolving Loan............................60

ARTICLE VI  AFFIRMATIVE COVENANTS.............................................61
         SECTION 6.01.         Financial Statements and Other Information.....61
         SECTION 6.02.         Notices of Material Events.....................62
         SECTION 6.03.         Existence; Conduct of Business.................63
         SECTION 6.04.         Payment of Obligations.........................63
         SECTION 6.05.         Maintenance of Properties; Insurance...........63
         SECTION 6.06.         Books and Records; Inspection and Audit
                                 Rights ......................................63
         SECTION 6.07.         Compliance with Laws...........................64
         SECTION 6.08.         Use of Proceeds and Letters of Credit..........64
         SECTION 6.09.         Hedging Agreements.............................64
         SECTION 6.10.         Grupo Mexico Affirmative Covenants.............64

ARTICLE VII  NEGATIVE COVENANTS...............................................65
         SECTION 7.01.         Indebtedness...................................65
         SECTION 7.02.         Liens..........................................65
         SECTION 7.03.         Fundamental Changes............................67
         SECTION 7.04.         Investments....................................68
         SECTION 7.05.         Restricted Payments............................68
         SECTION 7.06          Transactions with Affiliates...................69
         SECTION 7.07.         Restrictive Agreements.........................69
         SECTION 7.08.         Grupo Mexico Negative Covenants................69
         SECTION 7.09.         Consolidated Adjusted EBITDA...................69
         SECTION 7.10.         Accounting Changes.............................70
         SECTION 7.11.   Capital Expenditures.................................70

ARTICLE VIII  EVENTS OF DEFAULT...............................................70

ARTICLE IX  THE ADMINISTRATIVE AGENT..........................................74

ARTICLE X  MISCELLANEOUS......................................................76
         SECTION 10.01.        Notices........................................76
         SECTION 10.02.        Waivers; Amendments............................77
         SECTION 10.03.        Expenses; Indemnity; Damage Waiver.............78
         SECTION 10.04.        Successors and Assigns.........................79
         SECTION 10.05.        Survival.......................................81
         SECTION 10.06.        Counterparts; Integration; Effectiveness.......82
         SECTION 10.07.        Severability...................................82
         SECTION 10.08.        Right of Setoff................................82
         SECTION 10.09.        Governing Law; Jurisdiction; Etc...............82
         SECTION 10.10.        WAIVER OF JURY TRIAL...........................83
         SECTION 10.11.        Headings.......................................84
         SECTION 10.12.        Treatment of Certain Information;
                                 Confidentiality .............................84
         SECTION 10.13.        Judgment Currency .............................85

SCHEDULE I     -- Commitments
SCHEDULE II    -- Legal Proceedings (Grupo Mexico)
SCHEDULE III   -- Material Agreements and Liens (Grupo Mexico)
SCHEDULE IV    -- Subsidiaries and Investments of Grupo Mexico
SCHEDULE V     -- Restrictive Agreements of Grupo Mexico
SCHEDULE VI    -- Investments
SCHEDULE VII   -- Consents, Material Agreements and Liens
SCHEDULE VIII  -- Environmental Matters
SCHEDULE IX    -- Material Changes
SCHEDULE X     -- Material Liabilities
SCHEDULE XI    -- Labor Agreements
SCHEDULE XII   -- Legal Proceedings
SCHEDULE XIII  -- Repayment of Existing Indebtedness
SCHEDULE XIV   -- Restrictive Agreements
SCHEDULE XV    -- Tax Matters

EXHIBIT A      -- Form of Assignment and Acceptance
EXHIBIT B      -- Borrowing Base Certificate
EXHIBIT C      -- [Intentionally Omitted]
EXHIBIT D-1    -- Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT D-2    -- Form of Opinion of Special New Jersey Counsel to Grupo Mexico
EXHIBIT D-3    -- Form of Opinion of Special Mexican Counsel to the Obligors
EXHIBIT E-1    -- Form of Opinion of Special New York Counsel to Chase
EXHIBIT E-2    -- Form of Opinion of Special Mexican Counsel to Chase

ANNEX 1        -- Form of Asarco Security Agreement

         REVOLVING CREDIT AGREEMENT dated as of November 10, 1999, among: ASARCO INCORPORATED, a New Jersey corporation (together with its permitted successors and assigns, the "Borrower"); GRUPO MEXICO, S.A. DE C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico ("Grupo Mexico"); each of the LENDERS identified under the caption "Lenders" on the signature pages hereof or which, pursuant to Section 2.17(b) or Section 10.04, shall become a Lender hereunder (each, a "Lender"); and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, Grupo Mexico and Asmex Corporation, a Delaware corporation ("Asmex") and a subsidiary of Grupo Mexico, have made an offer to purchase 100% of the shares of the outstanding capital stock of the Borrower not already owned by Grupo Mexico, and has pursuant to the Credit Agreement referred to below arranged to borrow loans in an aggregate principal amount not exceeding $817,000,000 for the purpose of financing in part such purchase;

         WHEREAS, in connection with such purchase by Asmex of capital stock of the Borrower, Grupo Mexico and certain Affiliates of Grupo Mexico have contributed approximately $430,000,000 to the equity capital of Asmex;

         WHEREAS, subsequent to its purchase pursuant to such offer of at least 80% of the outstanding capital stock of the Borrower, and pursuant to the Merger Agreement referred to below, Asmex is to be merged into the Borrower, with the Borrower becoming an 89%-owned subsidiary of Grupo Mexico; and

         WHEREAS, the Borrower requires certain financing for working capital purposes and to refinance certain outstanding indebtedness, and has requested that the Lenders make revolving loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $450,000,000;

         NOW, THEREFORE, the Lenders are prepared to make such revolving loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

         "Administrative Agent" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Affiliated Party" means each of the Borrower, ASMEX, Grupo Mexico and GMM.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate for such day plus 1% and (c) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, as the case may be.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Spread" means, (a) from the date hereof to the Merger Closing Date, (i) with respect to any ABR Revolving Loan, 3.50% per annum, (ii) with respect to any Eurodollar Revolving Loan, 4.50%, and (iii) with respect to the commitment fee, 0.625%;

         (b) From the Merger Closing Date to the payment in full of the Tender Offer Loans, with respect to any ABR Revolving Loan or Eurodollar Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", respectively, based upon the bank loan ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


--------------------------------------------------------------------------------
                  INDEX DEBT         ABR        EURODOLLAR      COMMITMENT
CATEGORIES         RATINGS          SPREAD        SPREAD         FEE RATE
----------         -------          ------        ------         --------
--------------------------------------------------------------------------------
Category A      Ba3 or higher/       2.50%         3.50%           0.625%
                BB- or higher
--------------------------------------------------------------------------------
Category B      B1 or lower/         2.75%         3.75%           0.625%
                B+ or lower
--------------------------------------------------------------------------------


         (c) From and after the payment in full of the Tender Offer Loans, the relevant "Applicable Spread" set forth in clause (b) minus 0.50%, and the relevant "Commitment Fee Rate" set forth in clause (b) minus 0.125%.

         For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category B; (b) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lower; and (c) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Approved Fund" means respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asarco Security Agreement" means the Security Agreement dated November 10, 1999, between the Borrower and Chase, as Collateral Agent, substantially in the form of Annex 1, as modified and supplemented and in effect from time to time.

         "Asarco Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, among Grupo Mexico, Asmex and Chase, as Collateral Agent, as modified and supplemented and in effect from time to time.

         "Asmex" has the meaning assigned to such term in the first recital hereto.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States of America; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Assumption Agreement" means the Assumption Agreement to be entered into between Asarco and the Collateral Agent, substantially in the form of Exhibit J to the Credit Agreement, as modified and supplemented and in effect from time to time.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

         "Base CD Rate" means, for any day, the sum of (a) the Three-Month Secondary CD Rate for such day multiplied by the Statutory Reserve Rate for such day plus (b) the Assessment Rate for such day.

         "Bital Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, between the Bital Trustee and Chase, as Collateral Agent, as modified and supplemented and in effect from time to time.

         "Bital Share Trust" means the trust created pursuant to the Trust Agreement Number 80985 dated September 24, 1997, between Mexico Desarollo Industrial Minero, S.A. de C.V. (presently GMM) and Banco del Atlantico, S.A., Institucion de Banca Multiple, Grupo Financiero GBM (presently the Bital Trustee), as amended to the date hereof.

         "Bital Trustee" means Banco Internacional S.A. Institucion de Banca Multiple, Grupo Financiero Bital, S.A. de C.V., as trustee under the Bital Share Trust.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Board of Directors" means either the board of directors of the Borrower or any duly authorized committee of that board or any directors and/or officers of the Borrower to whom that board or committee shall have duly delegated its authority.

         "Borrower" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Borrower Contracts" has the meaning assigned to such term in Section 4.04(a).

         "Borrowing" means (a) all ABR Revolving Loans made, Converted or Continued on the same date or (b) all Eurodollar Revolving Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising Revolving Loans that have been Converted or Continued shall be the effective date of the most recent Conversion or Continuation of such Revolving Loans.

         "Borrowing Base" means, as at any date, (a) 85% of the aggregate amount of Eligible Receivables at such date, plus (b) 65% of the aggregate value of Eligible Inventory at such date consisting of in-process metal, metal concentrates at mine sites and refined metals, minus (c) an amount equal to the lesser of $9,000,000 and the aggregate cost required to process Eligible Inventory consisting of concentrates to satisfy obligations (if any) of gold or silver leased or sold, plus (d) the lesser of (i) 60% of the aggregate value of the shares of Class A Common Stock of Southern Peru owned by SPC Holdings so long as the stock of SPC Holdings is then held in pledge under the SPC Holdings Share Pledge Agreement and (ii) $300,000,000, plus (e) the aggregate amount of cash collateral for LC Exposure held by the Administrative Agent in the Collateral Account as contemplated in Section 2.06(k). For purposes of this computation, (i) the "value" of Eligible Inventory shall (x) be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a current cost basis and (y) not include the amount (if any) by which (A) the value of Borrower Inventory shipped to customers of the Borrower by third parties exceeds (B) the value of third parties' products shipped by the Borrower to such third parties' customers under Inventory exchange agreements, if and to the extent such excess is greater than 5% of the Borrower's total Inventory value at such time, and (ii) the "value" of the shares of Class A Common Stock of Southern Peru owned by SPC Holdings on any date shall be equal to the product of (x) the number of such shares multiplied by (y) the most recent closing price per share of Southern Peru common stock traded on the New York Stock Exchange, as reported in The Wall Street Journal, or, if no such trading shall have taken place (or no such price shall have been so reported) for a period of five or more consecutive Business Days ending on such date and the Administrative Agent has determined that such most recently-reported price no longer adequately reflects the fair value of such shares, then the price per share that the Administrative Agent in good faith determines from time to time to be a fair value at such time. The Administrative Agent may at any time adjust the foregoing definition of "Borrowing Base", in the event that it reasonably determines a change in accounting practices by the Borrower would materially affect the Borrowing Base value of Eligible Inventory or Eligible Receivables, to eliminate the effect of such change.

         "Borrowing Base Certificate" means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B (with such changes as may be agreed to by the Administrative Agent) and appropriately completed.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the aggregate during such period of (i) all expenditures by such Person and its Subsidiaries during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness assumed in connection with any such additions to property, plant or equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CERCLA" shall have the meaning assigned to such term in Section
4.06(d).

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Grupo Mexico, any corporation or entity through which Grupo Mexico at any time indirectly owns or Controls the Borrower in accordance with Section 7.03, or the Larrea Family (as defined in Section 3.08(n)), of shares representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Grupo Mexico, GMM, or the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of GMM or Grupo Mexico by Persons who were neither (i) nominated by the board of directors of Grupo Mexico or the Larrea Family nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of Grupo Mexico by any Person or group other than the Larrea Family.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Chase" means The Chase Manhattan Bank.

         "Class A Common Stock" has the meaning assigned to such term in the Restated Certificate of Incorporation of Southern Peru.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Agent" means Chase, in its capacity as collateral agent under the Security Documents and the Inter-Creditor Agreement, and its successors in such capacity.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder during the Availability Period, expressed as an amount representing the maximum principal amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $450,000,000.

         "Commitment Termination Date" means August 10, 2002.

         "Consolidated Adjusted EBITDA" for any period means the sum of the amounts for such period, for the Borrower and its consolidated Subsidiaries, of
(a) Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (c) provisions for income and asset taxes and employee profit sharing amounts, to the extent such amounts were deducted in calculating Consolidated Net Income (other than such items (either positive or negative) attributable to extraordinary gains or losses or to gains or losses on sales of assets), plus
(d) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (e) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, plus (f) foreign exchange losses that are reported below the "operating income" line on the Borrower's consolidated income (loss) statements, plus (g)(i) all non-cash items that are reported below the "operating income" line on the Borrower's consolidated income (loss) statements (including monetary losses and equity in losses of Persons that are not consolidated Subsidiaries of the Borrower), to the extent reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) and (ii) Merger-related non-recurring charges not exceeding $20,000,000 in the aggregate, less (h) deferred income taxes and accrued employee profit sharing amounts (other than deferred income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses on sales of assets), less (i) foreign exchange gains that are reported below the "operating income" line on the Borrower's consolidated income (loss) statements, and less (j) all non-cash items that are reported below the "operating income" line on the Borrower's consolidated income (loss) statement (including monetary gains and equity in earnings of Persons that are not consolidated Subsidiaries of the Borrower), to the extent increasing Consolidated Net Income (other than items that will result in the receipt of cash payments), all determined on a consolidated basis for the Borrower in conformity with GAAP.

         "Consolidated Interest Expense" means, for any period, the aggregate consolidated amount of interest accrued by the Borrower and its consolidated Subsidiaries in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting); all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net cost associated with interest rate or currency Hedging Agreements; and interest paid (by any Person) with respect to Indebtedness that is a Guarantee of or secured by any assets of the Borrower or any of its consolidated Subsidiaries, plus, to the extent not included in such interest expense, all but the principal component of rentals in respect of Capital Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Borrower or any consolidated Subsidiary during such period. All of the foregoing amounts shall be calculated on a "gross" basis without crediting against such amounts any interest or other investment income.

         "Consolidated Net Income" for any period means the aggregate consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication): (a) the net income (or loss) of (i) Southern Peru or (ii) any Person that is not a consolidated Subsidiary of the Borrower, except that Consolidated Net Income shall include the amount of any cash dividends or distributions actually paid to the Borrower or a consolidated Subsidiary of the Borrower by Southern Peru or such other Person during such period; (b) all extraordinary gains and extraordinary losses; (c) any gains or losses attributable to any sale of assets that are reported below the "operating loss (profit)" line on the Borrower's statement of results of operations; and (d) the tax effect of any of the items described in clauses (a) through (c) above.

         "Consolidated Net Tangible Assets" means, as at any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries and computed in accordance with GAAP.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.05 of a Revolving Loan of one Type as a Revolving Loan of the same Type from one Interest Period to the next Interest Period.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.05 of one Type of Revolving Loans into another Type of Revolving Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Revolving Loan from one applicable lending office to another.

         "Credit Agreement" means the Credit Agreement dated November 10, 1999, among Asmex, Grupo Mexico, the lenders party thereto and Chase, as administrative agent, providing for loans to Asmex in an aggregate principal amount not exceeding US$817,000,000, as modified and supplemented and in effect from time to time.

         "Debt to EBITDA Ratio" means, at any date, the ratio of (a) consolidated Indebtedness of the Borrower and its consolidated Subsidiaries on such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date (or if such date is not the last day of a fiscal quarter, ending on the last day of the last fiscal quarter next preceding such date).

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" or "$" refers to lawful money of the United States of America.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co. or any successor thereto.

         "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (except to the extent waived in accordance with Section 10.02).

         "Eligible Inventory" means, as at any date, the sum of the following (determined without duplication):

               (a) all Inventory (i) that is owned by (and in the possession or under the control of) the Borrower as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming the Borrower as "debtor" and the Collateral Agent as "secured party", (iv) that is in good condition, (v) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (vi) that is either currently usable or currently saleable in the normal course of the Borrower's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Required Lenders otherwise agree with respect to any specific customer or processor, any such Inventory that has been shipped to a customer or processor of the Borrower, even if on a consignment or "sale or return" basis), minus

               (b) Inventory deliverable to the Borrower under commodity Hedging Agreements to the extent the value thereof exceeds 25% of total Inventory.

         "Eligible Receivables" means, as at any date, the aggregate amount of all Receivables at such date payable to the Borrower other than the following (determined without duplication):

               (a) any Receivable not payable in Dollars,

               (b) any Receivable that, at the date of issuance of the invoice therefor, was payable more than 60 days after shipment of the related Inventory,

               (c) any Receivable owing from a Subsidiary or Affiliate of the Borrower,

               (d) any Receivable owing from an account debtor whose principal place of business is located outside of the United States of America (except in Canada or Europe, to the extent Receivables owing from account debtors in such locations do not exceed 20% of total Eligible Receivables),

               (e) any Receivable that is more than 60 days past due,

               (f) all Receivables of any account debtor if more than 50% of the aggregate amount of the Receivables owing from such account debtor shall at the time be more than 60 days past due,

               (g) Receivables owing from any account debtor to the extent the Receivables owing from such account debtor and its Affiliates at the time exceed 25% of all Receivables then payable to the Borrower,

               (h) any Receivable as to which there is any unresolved dispute or other offsets with the respective account debtor (but only to the extent of the amount thereof in dispute), and

               (i) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement.

         "Environmental Claim" shall have the meaning assigned to such term in
Section 4.06(d).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Environmental Permits" has the meaning assigned to such term in
Section 4.06(a).

         "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan (other than any such notice received prior to the date of this Agreement and heretofore disclosed to the Administrative Agent regarding the Retirement Income Plan for Hourly Related Employees of the Borrower (and any subsequent such notice related thereto)); (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VIII.

         "Exchange Act" means the Securities Exchange Act of 1934, together with the Rules and Regulations of the SEC thereunder, as amended.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or of Grupo Mexico hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.15(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America, except in the case of each of (a) GMM, (b) Grupo Mexico, for all accounting periods ending prior to January 1, 2000, and (c) Grupo Ferroviario, in which case "GAAP" means generally accepted accounting principles in Mexico.

         "GMM" means Grupo Minero Mexico, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico.

         "GMM Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, between Grupo Mexico, GMM and Chase, as Collateral Agent, as modified and supplemented and in effect from time to time.

         "Governmental Authority" means the government of the United States of America, or of Mexico, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Grupo Ferroviario" means Grupo Ferroviario Mexicano, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE (corporation) organized and existing under the laws of Mexico.

         "Grupo Mexico" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, or (e) in respect of any Hedging Agreement. The amount of any Guarantee shall be deemed equal to the stated or determinable amount of the obligation in respect of which such Guarantee is made if such Guarantee is in respect of the total stated or determinable amount thereof, or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and, in respect of Hedging Agreements, shall be equal to the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guaranteed Obligations" has the meaning assigned to such term in
Section 3.01.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, mandatorily redeemable or exchangeable stock or similar instruments (to the extent so redeemable or exchangeable by their respective terms prior to the Maturity Date), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means the Revolving Loans and the Tender Offer Loans.

         "Initial Disbursement" means the first disbursement to the Borrower of Revolving Loans under this Agreement.

         "Initial Disbursement Date" means the date on which the Initial Disbursement is made.

         "Inter-Creditor Agreement" means the agreement among the Borrower, Asmex, Grupo Mexico, the Administrative Agent (on behalf of the Lenders), the administrative agent under the Credit Agreement (on behalf of the lenders thereunder), the Liquidity Facility Agent referred to therein, and the Collateral Agent, substantially in the form of Exhibit I to the Credit Agreement, as modified and supplemented and in effect from time to time.

         "Interest Election Request" means a request by the Borrower to Convert or Continue a Borrowing in accordance with Section 2.05.

         "Interest Payment Date" means (a) with respect to any ABR Revolving Loan, each Quarterly Date, and (b) with respect to any Eurodollar Revolving Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

         "Interest Period" means:

          (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Revolving Loan or Revolving Loans constituting such Borrowing; and

          (b) for any Eurodollar Revolving Loan, the period commencing on the date of such Revolving Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(iii) no Interest Period may extend beyond the Maturity Date. For purposes hereof, the date of a Revolving Loan initially shall be the date on which such Revolving Loan is made and thereafter shall be the effective date of the most recent Conversion or Continuation of such Revolving Loan.

         "Inventory" means copper, zinc, lead, gold, silver and other metals and by-products extracted, processed, smelted or refined by the Borrower in the ordinary course of business as presently conducted.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

         "Issuing Lender" means Chase, in its capacity as issuer of Letters of Credit hereunder, any other Lender acting as an additional Issuing Lender pursuant to Section 2.06(c), and (in each case) its successors in such capacity as provided in Section 2.06(j).

         "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" has the meaning assigned to such term in the first introductory paragraph hereto.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

         "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise), or (after the Merger Date) the prospects, of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, or the Borrower and its Subsidiaries, in each case taken as a whole; provided, however, that any adverse effect that copper prices have had or may have on the business, operations, property or financial condition of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, or Asarco and its Subsidiaries, in each case taken as a whole, shall not be deemed to have such a material adverse effect for purposes of this clause (a) at any time prior to the Merger Closing Date, (b) the validity or enforceability of any of the Revolving Loan Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness (other than the Revolving Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Grupo Mexico, the Borrower, GMM or any Subsidiary of any thereof in an aggregate principal amount exceeding (a) in the case of Grupo Mexico, $5,000,000, (b) in the case of the Borrower, $25,000,000, (c) in the case of GMM, $30,000,000, and (d) in the case of any Subsidiaries of Grupo Mexico not referred to in (b) or (c), $15,000,000 in the aggregate as to all such Subsidiaries. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Subsidiary" means, at any time, any Subsidiary of GMM or any Subsidiary of Grupo Mexico having at such time total assets or total revenue, as of the last day of or for the preceding fiscal quarter, in excess of 10% of the total assets or 10% of the total revenue of GMM and its Subsidiaries or Grupo Mexico and its Subsidiaries, as the case may be, on a consolidated basis.

         "Maturity Date" means November 10, 2002.

         "Measuring Period" means (a) the six-month period ending June 30, 2000,
(b) the nine-month period ending on September 30, 2000, and (c) at all times thereafter, a twelve-month period.

         "Merger" shall mean the merger of Asmex with and into the Borrower, with the Borrower as the surviving corporation pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger among the Borrower, Grupo Mexico and Asmex dated as of October 25, 1999.

         "Merger Closing Date" means the date on which the Merger shall become effective. "Merger Documents" means all agreements and instruments, including the Merger Agreement, the certificates of Merger, all proxy materials and any other document or information sent by the Borrower, Asmex or Grupo Mexico to the Borrower's stockholders generally or filed with the SEC under the Exchange Act in respect of the Merger, effecting, evidencing or governing the Merger and as the same may be subsequently amended, modified or supplemented in accordance with the provisions thereof and hereof.

         "Mexico" means the United Mexican States.

         "MMI" means Minera Mexico Internacional, Inc., a New York corporation.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Obligor" means each of the Borrower and Grupo Mexico.

         "Offer to Purchase" means the Offer to Purchase for Cash All of the Outstanding Shares of Common Stock of the Borrower, by Asmex, dated September 27, 1999, as such Offer to Purchase has been modified and supplemented prior to the date hereof.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made by any Obligor under any Revolving Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Revolving Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Investments" means each of the following, denominated in
Dollars:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means, collectively, (a) the Asarco Share Pledge Agreement, (b) the GMM Share Pledge Agreement , (c) the SPC Holdings Share Pledge Agreement and (d) the Bital Share Pledge Agreement.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Principal Consolidated Net Tangible Assets" means the aggregate amount of assets comprising Principal Property (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities attributable to Principal Property (excluding any thereof constituting Funded Debt by reason of being renewable or extendable) and (b) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles attributable to Principal Property, all as set forth on the most recent balance sheet of the Borrower and its consolidated Subsidiaries and computed in accordance with GAAP.

         "Principal Property" means any smelters, refineries, mines, concentrators or other facilities, located within the present 50 states of the United States of America (excluding the territories and possessions of the United States of America) and owned by the Borrower or any Subsidiary of the Borrower, in each case the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is pollution control or other equipment or facility financed by obligations issued by a State or local government unit; provided, however, that Principal Property shall not include any smelters, refineries, mines, concentrators or facilities or any portions thereof which the Board of Directors of the Borrower declares by resolution are not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety.

         "Process Agent" has the meaning assigned to such term in Section 10.09(d).

         "Proxy Statement" has the meaning assigned to such term in Section
4.08.

         "Quarterly Dates" means, initially, the date of the three-month anniversary of the Initial Disbursement Date; and, thereafter, the last day of each consecutive three-month period thereafter.

         "Receivable" means, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Borrower in respect of Inventory sold and shipped by the Borrower to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Borrower shall be deemed to be outstanding until such check or draft shall have been debited to the account of the Borrower on which such check or draft was drawn).

         "Reference Banks" means the principal London office of each of the Administrative Agent, Dresdner Bank AG and [__________].

         "Register" has the meaning set forth in Section 10.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The "Required Lenders" of a particular class of Revolving of Loans means Lenders having Revolving Credit Exposures and unused Commitments of such class representing more than 50% of the total Revolving Credit Exposures and unused Commitments of such class at such time.

         "Required Third Party Consents" shall have the meaning assigned to such term in Section 4.04(b).

         "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or Grupo Mexico, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or Grupo Mexico or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or Grupo Mexico.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

         "Revolving Loan Documents" means, collectively, this Agreement and the Security Documents.

         "Revolving Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SEC Reports" has the meaning assigned to such term in Section 4.05.

         "Securities Act" means the Securities Act of 1933, together with the rules and regulations of the SEC thereunder, as amended.

         "Security Documents" means, collectively, the Asarco Security Agreement, the Unclaimed Funds Security Agreement, the Pledge Agreements and all Uniform Commercial Code financing statements required by the Asarco Security Agreement, the Unclaimed Funds Security Agreement or the Pledge Agreements to be filed with respect to the security interests created pursuant to the Asarco Security Agreement, the Unclaimed Funds Security Agreement or the Pledge Agreements.

         "SEN Facility" means the Trust Indenture, Security Agreement and Guaranty dated as of November 20, 1995, among Grupo Mexico Export Master Trust No. 1, acting by and through The Bank of New York as Trustee, as Issuer of Secured Export Notes; Mexico Desarollo Industrial Minera, S.A. de C.V. (presently GMM), as Issuer of Medimsa Notes; Industrial Minero Mexico, S.A. de C.V., Minera Mexico Internacional, Inc., Mexicana de Cobre, S.A. de C.V., Minerales Metalicos del Norte, S.A. de C.V., and Mexicana de Cananea, S.A. de C.V., as Guarantors and as Principal Subsidiaries; and Chemical Bank, as Collateral Agent, as supplemented by the Series Supplement No. 1 and Series Supplement No. 2 thereto dated October 28, 1996 and August 28, 1997 and as amended by Section 4.3(f) of the CAPMac Agreement, respectively, all as in effect on the date hereof and except as otherwise specified herein, as the same may be amended from time to time as permitted hereunder.

         "Significant Subsidiary" means any consolidated Subsidiary of the Borrower whose assets comprise 1 1/2% or more of the consolidated total assets of the Borrower and its consolidated Subsidiaries, as reflected in the latest consolidated balance sheet delivered to the Lenders pursuant to Section 6.01.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair market value of the property of such Person is greater than the total amount of its liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital.

         "Southern Peru" means Southern Peru Copper Corporation, a Delaware corporation.

         "SPC Holdings" means Southern Peru Holdings Corporation, a Delaware corporation.

         "SPC Holdings Share Pledge Agreement" means the Pledge Agreement dated November 10, 1999, between the Borrower and Chase, as Collateral Agent, substantially in the form of Exhibit H to the Credit Agreement, as modified and supplemented and in effect from time to time.

         "Specialty Chemicals and Aggregates Business" means Enthone-OMI, Inc. (a Delaware corporation), Enthone, Incorporated (a New York corporation), AR Mexican Holdings, Inc. (a Delaware corporation), and the American Limestone Company, Inc. (a Delaware corporation).

         "Statutory Reserve Rate" means, for any day (or for the Interest Period for any Eurodollar Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one minus the arithmetic mean of such aggregates for the days in such Interest Period) (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Revolving Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Tax Return" has the meaning assigned to such term in Section 4.10(d).

         "Tender Offer" means the transactions contemplated by the Offer to Purchase that are to take place prior to the Effective Date.

         "Tender Offer Commitments" has the meaning assigned to the term "Commitment" in the Credit Agreement.

         "Tender Offer Closing Date" means the date of consummation of the Tender Offer and payment for the shares of the Borrower tendered to Asmex pursuant thereto.

         "Tender Offer Loans" has the meaning assigned to the term "Loans" in the Credit Agreement.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transaction Documents" means, collectively, the Revolving Loan Documents and the Merger Agreement.

         "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Revolving Loan Documents to which such Obligor is intended to be a party, the borrowing and securing of Revolving Loans as provided herein and therein, and the Merger.

         "Type", when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Unclaimed Funds Security Agreement" means the Security Agreement dated November 10, 1999, between Asmex and the Collateral Agent, with the consent of the Exchange Agent, substantially in the form of Exhibit G to the Credit Agreement, as modified and supplemented and in effect from time to time.

         "U.S. Registered Note Indenture" means the Indenture dated as of March 31, 1998 between GMM and The Bank of New York, as trustee thereunder, as in effect on the date hereof and except as otherwise specified herein, as the same may be amended from time to time as permitted hereunder.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Revolving Loans and Borrowings.

         (a) Obligations of Lenders. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

         (b) Type of Revolving Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Revolving Loans or of Eurodollar Revolving Loans as the Borrower may request in accordance herewith. Each Swingline loan shall ben an ABR Revolving Loan. Each Lender at its option may make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

         (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Swingline Loan shall be in an amount equal to $[_______] or a larger multiple of $[__________]. Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 6 Eurodollar Borrowings outstanding.

         (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to Convert to or Continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

         SECTION 2.03. Requests for Borrowings.

         (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing]. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

         (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d);

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.04; and

               (vi) the calculation of the Borrowing Base as at the end of the most recent monthly accounting period, in the form of the Borrowing Base Certificate.

         (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

         (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall have a one-month Interest Period.

         SECTION 2.04. Funding of Borrowings.

         (a) Funding by Lenders. Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.18. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the Issuing Lender.

         (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Borrowing.

         SECTION 2.05. Interest Elections.

         (a) Elections by the Borrower. The Revolving Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to Convert such Borrowing to a Borrowing of a different Type or to Continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans constituting such Borrowing, and the Revolving Loans constituting each such portion shall be considered a separate Borrowing. This section shall not apply to Swingline Loan Borrowings, which may not be Converted or Continued.

         (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

         (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be Converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be Converted to or Continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be Converted to an ABR Borrowing at the end of the Interest Period therefor.

         SECTION 2.06. Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

         (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000 (except to the extent the Issuing Bank shall otherwise agree or shall arrange for one or more other Lenders to act as an additional Issuing Lender), and (ii) the sum of the total Revolving Credit Exposures shall not exceed the lesser of the total Commitments and the Borrowing Base then in effect.

         (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Maturity Date.

         (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

         In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.18 that such payment be financed with an ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.

         If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

         (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

               (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

               (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

         (h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any the LC Disbursement.

         (i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

         (j) Replacement of an Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and
(ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.08(a) or 2.09(b), the Borrower shall immediately deposit into the Collateral Account (as defined in the Asarco Security Agreement) an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.08(a) or 2.09(b), the amount required under Section 2.08(a) or 2.09(b), as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g), (h) or (i) of Article VIII.

         SECTION 2.07. Termination and Reduction of the Commitments.

         (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

         (b) Voluntary Termination or Reduction. The Borrower may terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) concurrently with any termination or reduction of the Commitments, the Borrower will prepay outstanding Revolving Loans to the extent necessary so that the total Revolving Credit Exposures do not exceed the total Commitments (as so reduced or terminated).

         (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

         (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.08. Repayment of Revolving Loans; Evidence of Debt.

         (a) Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Revolving Loans on the Maturity Date. In addition, if the total Revolving Credit Exposures shall exceed the Commitments, the Borrower shall, first, prepay the Revolving Credit Loans and, second, provide cover for LC Exposure as specified in Section 2.06(k) in an aggregate amount equal to such excess.

         (b) Manner of Payment. Prior to any prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such prepayment in the case of a Eurodollar Borrowing and one Business Day before the scheduled date of such prepayment in the case of an ABR Borrowing. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Revolving Loans included in such Borrowing.

         (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Revolving Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

         (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.

         SECTION 2.09. Prepayment of Revolving Loans.

         (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

         (b) Mandatory Prepayments - Borrowing Base Fluctuation and Commitment Reduction. The Borrower will prepay the Revolving Loans (and/or provide cover for LC Exposure as specified in Section 2.06(k)) (i) from time to time, in such amounts as shall be necessary so that at no time shall the total Revolving Credit Exposures exceed the Borrowing Base, and (ii) upon any voluntary reduction of Commitments pursuant to Section 2.07(b), in such amounts as shall be necessary so that the total Revolving Credit Exposures do not exceed the total Commitments (as so reduced).

         (c) Minimum Amounts; Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each voluntary partial prepayment of any Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

         SECTION 2.10. Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Spread, on the average daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but not including the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date (commencing on the first such date to occur after the date hereof) and on the earlier of the date the Commitments terminate and the Commitment Termination Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Spread applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee separately arranged in a letter agreement with the Issuing Lender, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of a commitment fee, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest.

         (a) ABR Revolving Loans. The Revolving Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Spread.

         (b) Eurodollar Revolving Loans. The Revolving Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Spread.

         (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Revolving Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Revolving Loan, 2% plus the rate otherwise applicable to such Revolving Loan as provided above or (ii) in the case of any other amount, 2% plus the rate that would then be applicable to ABR Revolving Loans as provided in paragraph (a) of this Section if any ABR Revolving Loans were outstanding.

         (d) Payment of Interest. Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan (other than a prepayment of an ABR Revolving Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any Conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such Conversion.

         (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Revolving Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be Continued as, or Converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.13. Increased Costs.

         (a) Increased Costs Generally. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

               (ii) impose on any Lender or Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Revolving Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Lender of making or maintaining any Eurodollar Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender such additional amount or amounts as will compensate such Lender or the Issuing Lender for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

         (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Revolving Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Revolving Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17 of any Eurodollar Revolving Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Revolving Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Revolving Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Revolving Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Obligors hereunder or under any other Revolving Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Obligor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions and
(iii) such Obligor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Obligors. In addition, each Obligor shall pay any Other Taxes (not covered by Section 2.15(a) hereof) to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Obligors. Each Obligor shall indemnify the Administrative Agent, each Lender and the Issuing Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Obligors by a Lender or Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

         (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Revolving Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Revolving Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Revolving Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

         (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of the Revolving Loans and unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal of the Revolving Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) Pro Rata Treatment. Except to the extent otherwise provided herein:
(i) each Borrowing shall be made from the Lenders, each payment of commitment fee under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Revolving Loans that are to be included in such Borrowing (in the case of Conversions and Continuations of Revolving Loans); (iii) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; and (iv) each payment of interest on Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders.

         (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements that results in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements, and accrued interest thereon, then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

         (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

         (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Revolving Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                    GUARANTEE

         SECTION 3.01. The Guarantee. Grupo Mexico hereby unconditionally guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Revolving Loans made by the Lenders to the Borrower and the LC Exposures and all other amounts from time to time owing to the Lenders and the Issuing Lender or the Administrative Agent by the Borrower under this Agreement and by Grupo Mexico under any of the other Revolving Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Grupo Mexico hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Grupo Mexico will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         SECTION 3.02. Obligations Unconditional. The obligations of Grupo Mexico under Section 3.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of Grupo Mexico hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Grupo Mexico hereunder, which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to Grupo Mexico, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (d) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Grupo Mexico hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Grupo Mexico also hereby expressly waives, to the extent (if any) Grupo Mexico may be entitled thereto, the benefits of ORDEN Y EXCUSION and of prior judgment, levy, execution and other rights provided for in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823, 2827
and 2836 of the Civil Code for the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL), and the corresponding articles of the civil codes of the other states of Mexico, which articles are not reproduced herein by express declaration that the contents of said articles are known to Grupo Mexico. Grupo Mexico also hereby irrevocably and expressly waives its rights under and the benefits of Articles 2846 and 2847 of the Civil Code for the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL) and the corresponding articles of the civil codes of the other states of Mexico. Grupo Mexico also hereby irrevocably and expressly waives any requirement of judicial demand for payment, whether under Article 2848 or Article 2849 of the Civil Code of the Federal District of Mexico (CODIGO CIVIL PARA EL DISTRITO FEDERAL) and the corresponding articles of the civil codes of the other states of Mexico or otherwise. All such articles are not reproduced herein by express declaration of Grupo Mexico that the contents of said articles are known to it.

         SECTION 3.03. Reinstatement. The obligations of Grupo Mexico under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Grupo Mexico agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 3.04. Subrogation. Grupo Mexico hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         SECTION 3.05. Remedies. Grupo Mexico agrees that, as between Grupo Mexico and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Grupo Mexico for purposes of Section 3.01.

         SECTION 3.06. Instrument for the Payment of Money. Grupo Mexico hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by Grupo Mexico in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

         SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         SECTION 3.08. Representations and Warranties. Grupo Mexico represents and warrants to the Lenders that:

          (a) Organization; Powers. Each of Grupo Mexico and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (b) Authorization; Enforceability. The Transactions are within Grupo Mexico's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by and constitutes, and each of the other Revolving Loan Documents to which it is a party when executed and delivered by Grupo Mexico will constitute, a legal, valid and binding obligation of Grupo Mexico, enforceable against Grupo Mexico in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
     (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (A) those consents, approvals, registrations, filings and actions identified in the Merger Agreement, all of which have been obtained or made and are in full force and effect and (B) recordings in respect of the Liens created pursuant to the Asarco Security Agreement and the Unclaimed Funds Security Agreement,
     (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Grupo Mexico or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Grupo Mexico or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iv) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of Grupo Mexico or any of its Subsidiaries.

          (d) Financial Condition; No Material Adverse Change.

               (i) Financial Condition. Grupo Mexico has heretofore furnished to the Lenders the following financial statements:

                    (A) the consolidated balance sheet and statements of income, stockholders' equity and cash flows of each of Grupo Mexico and its Subsidiaries, GMM and its Subsidiaries, and Grupo Ferroviario and its Subsidiaries (1) as of and for the fiscal years ended December 31, 1997, and December 31, 1998 (except in the case of Grupo Ferroviario, which are as of and for the fiscal year ended December 31, 1998 only), in each case reported on by independent public accountants, and (2) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by a Financial Officer of Grupo Mexico, GMM and Grupo Ferroviario, respectively; and

                    (B) the PRO FORMA consolidated balance sheet of Grupo Mexico and its Subsidiaries as at September 30, 1999 as if the Merger had occurred as at the date thereof. Such PRO FORMA balance sheet is based on good faith, reasonable assumptions as to all factual matters and as to the matters covered thereby.

          Such financial statements in clause (A) above present fairly, in all material respects, the financial position and results of operations and cash flows of Grupo Mexico and its respective Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (A) of the first sentence of this paragraph.

               (ii) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise (or, at any time this representation is made or repeated after the Merger Closing Date, the prospects), of Grupo Mexico and its Subsidiaries, taken as a whole, and no event, condition, occurrence or circumstance subsists which could reasonably be expected to have a Material Adverse Effect.

               (iii) Year 2000 Issues. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (A) Grupo Mexico's computer systems and (B) equipment containing embedded microchips (including systems and equipment supplied by others or with which Grupo Mexico's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The cost to Grupo Mexico of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Grupo Mexico (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. The computer and management information systems of Grupo Mexico and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Grupo Mexico to conduct its business without a Material Adverse Effect.

          (e) Properties.

               (i) Property Generally. Each of Grupo Mexico and its Subsidiaries has good title to, or valid leasehold interests in or concessions to, all its real and personal property material to its business, subject only to Liens permitted by the terms of this Agreement and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (ii) Intellectual Property. Each of Grupo Mexico and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Grupo Mexico and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (f) Legal or Arbitral Proceedings. Except as disclosed in Schedule II, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of Grupo Mexico) threatened against Grupo Mexico or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a Material Adverse Effect.

          (g) Environmental Matters. Each of Grupo Mexico and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of Grupo Mexico and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          (h) Compliance with Laws and Agreements. Grupo Mexico and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          (i) Investment and Holding Company Status. Neither Grupo Mexico nor any of its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          (j) Taxes. Grupo Mexico and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          (k) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          (l) Disclosure. Grupo Mexico has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement, the other Revolving Loan Documents and the Merger Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Grupo Mexico represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          (m) Material Agreements and Liens.

               (i) Material Agreements. Part A of Schedule III is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Grupo Mexico and any Subsidiary of Grupo Mexico outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule III.

               (ii) Liens. Part B of Schedule III is a complete and correct list of each Lien securing Indebtedness of Grupo Mexico and any Subsidiary of Grupo Mexico outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of Grupo Mexico and any Subsidiary of Grupo Mexico, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule III.

          (n) Ownership.

               (i) Present Ownership. On the date of this Agreement, Grupo Mexico directly owns, beneficially and of record, (A) 98.85% of the shares of common stock of GMM, (B) 74% of the shares of capital stock of Grupo Ferroviario, (C) not less than 89% of the shares of common stock of Asmex, and Affiliates of Grupo Mexico will own all remaining shares of capital stock of Asmex not directly owned by Grupo Mexico and (D) through Asmex, not less than 80% of the outstanding shares of common stock of the Borrower. Grupo Mexico owns such ownership interests free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote such ownership interests. The Larrea Family Controls Grupo Mexico. For purposes hereof, the "Larrea Family" means Mr. German Larrea Mota-Velasco and his spouse, siblings and parent, and trusts and other entities for the benefit of, or Controlled by such Persons.

               (ii) Merger Closing Date Ownership. As of the Merger Closing Date (upon giving effect to the Merger), Grupo Mexico (together with the Bital Share Trust owning not more than 11% of the shares of common stock) will own 100% of the shares of capital stock of the Borrower. Grupo Mexico will own such ownership interests free and clear of Liens (other than Liens created pursuant to the Security Documents), and will have the unencumbered right to vote such ownership interests.

          (o) Subsidiaries and Investments.

               (i) Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of Grupo Mexico as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date). Except as disclosed in Part A of Schedule IV, Grupo Mexico owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective
          Date), free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule IV; and all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and there are no outstanding Equity Rights with respect to such Person, except as disclosed in said Schedule III.

               (ii) Investments. Set forth in Part B of Schedule IV is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule IV and other than Investments of the types referred to in Section 7.04(a)) held by Grupo Mexico in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, Grupo Mexico owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

               (iii) Restrictions on Subsidiaries. Except as described in
          Schedule V, none of the Subsidiaries of Grupo Mexico is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Grupo Mexico or to Guarantee Indebtedness of Grupo Mexico; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement or the Credit Agreement, (y) restrictions and conditions existing on the date hereof identified on Schedule V (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

          (p) Solvency. Grupo Mexico, individually and on a consolidated basis with its Subsidiaries is, and after giving effect to the making of the Loans and the other Transactions will be, Solvent.

          (q) Validity of Security Interests. The Pledge Agreements create in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Credit Agreement) each security interest purported to be created thereunder. All such security interests are valid and binding and, upon delivery of the corresponding stock certificates together with stock powers endorsed in blank or, in the case of the GMM Share Pledge Agreement, registration of the pledge created thereby in the stock registry of the issuer, in each case as required by the respective Pledge Agreement, will constitute fully perfected first priority security interests in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Credit Agreement), as security for the Revolving Loans, the Tender Offer Loans and other obligations specified therein, superior in right to any other Liens, except Liens permitted by Section 7.02 of the Credit Agreement as incorporated herein by Section 7.08.

          (r) Labor Relations. Neither Grupo Mexico nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending or, to the knowledge of Grupo Mexico, threatened against Grupo Mexico or any of its Subsidiaries and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of Grupo Mexico, threatened against Grupo Mexico or any of its Subsidiaries which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE BORROWER

         The Borrower represents and warrants to the Lenders that:

         SECTION 4.01. Organization; Qualification; Etc.

         (a) Borrower. The Borrower is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole. The copies of the Borrower's certificate of incorporation and by-laws which have been delivered to the Administrative Agent are complete and correct and in full force and effect.

         (b) Subsidiaries. Each of the Borrower's Exchange Act Subsidiaries is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of its jurisdiction of incorporation or organization, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, and is duly qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower. As used in the foregoing clause, "Exchange Act Subsidiaries" means Subsidiaries which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

         (c) Ownership Interests. There are no (i) securities of the Borrower or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the Borrower's Subsidiaries, (ii) warrants, calls, options or other rights to acquire from the Borrower or any of its Subsidiaries, or any obligations of the Borrower of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in any of the Borrower's Subsidiaries, or (iii) obligations of the Borrower or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Borrower's Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         (d) Investments. Except (i) for the Borrower's Subsidiaries, (ii) as set forth in Schedule VI or the Borrower's (or any of its Subsidiaries') SEC Reports, and (iii) in respect of minerals exploration or development agreements in the ordinary course of business, the Borrower (excluding employee pension or benefit plans) does not own any securities of, or have any debt or equity investment in, or loans outstanding to, any corporation, partnership, joint venture, limited liability company or other entity. The Borrower is not subject to any contractual obligation under which it may be required to advance or contribute capital to any entity, except in respect of minerals exploration or development agreements in the ordinary course of business.

         (e) Restrictive Agreements. Except as described in Schedule XIV, none of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in
Section 7.07.

         SECTION 4.02. Merger; Ownership of Borrower. Upon consummation of the Merger, all of the issued and outstanding shares of capital stock of the Borrower will be owned by Grupo Mexico (other than up to 11% of the shares of common stock presently held in the Bital Share Trust) and will have been validly issued and be fully paid and nonassessable, and there will be no other authorized, issued, reserved for issuance or outstanding (a) shares of capital stock or voting securities of the Borrower, (b) securities convertible into or exchangeable for shares of capital stock or voting securities of the Borrower,
(c) warrants, calls, options or other rights to acquire from the Borrower or any of its Subsidiaries, or any obligation of the Borrower or any of its Subsidiaries to issue, any shares of capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Borrower, or (d) obligations of the Borrower to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

         SECTION 4.03. Corporate Authority Relative to this Agreement. The Borrower has the corporate power and authority to enter into this Agreement, the SPC Holdings Share Pledge Agreement and the Asarco Security Agreement, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the SPC Holdings Share Pledge Agreement, the Asarco Security Agreement and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of the Borrower, and no other corporate proceedings on the part of the Borrower are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement, the SPC Holdings Share Pledge Agreement and the Asarco Security Agreement have been duly and validly executed and delivered by the Borrower and constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         SECTION 4.04. Non-Contravention; Consents and Approvals.

         (a) Non-Contravention. None of the execution, delivery or performance of this Agreement, the SPC Holdings Share Pledge Agreement or the Asarco Security Agreement by the Borrower or the consummation by the Borrower of the Transactions contemplated hereby will (i) violate the certificate of incorporation or the bylaws or other similar governing documents of the Borrower or any of its Subsidiaries, (ii) result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a Default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Borrower Contracts"), except the Borrower Contracts under which Required Third Party Consents are required (as specified in clause (b) of this Section 4.04) and the existing facilities which are to be repaid in full and terminated on the Effective Date, (iii) violate any order, writ, injunction, decree, judgment, permit, license, statute, law, ordinance, policy, rule or regulation of any Governmental Authority applicable to the Borrower or any of its Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than pursuant to the Asarco Security Agreement and the SPC Holdings Share Pledge Agreement.

         (b) Consents. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority except for recordings in respect of the liens created pursuant to the Asarco Security Agreement and the Unclaimed Funds Security Agreement. Part A of
Schedule VII sets forth a list of all third party consents and approvals required to be obtained under Borrower Contracts prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole (the "Required Third Party Consents").

         (c) Material Agreements. Part B of Schedule VII is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part B of Schedule VII.

         (d) Liens. Part C of Schedule VII is a complete and correct list of each Lien securing Indebtedness of the Borrower outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part C of Schedule VII.

         SECTION 4.05. Reports and Financial Statements. The Borrower has previously furnished or made available to the Administrative Agent complete and correct copies of:

          (a) the Borrower's (and any of its Subsidiaries') Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996 through 1998;

          (b) the Borrower's (and any of its Subsidiaries') Quarterly Reports on Form 10-Q filed with the SEC for each of the fiscal quarters ended following the Borrower's last fiscal year end;

          (c) each definitive proxy statement filed by the Borrower or any of its Subsidiaries with the SEC since March 1, 1996;

          (d) each final prospectus filed by the Borrower with the SEC since December 31, 1995; and

          (e) all Current Reports on Form 8-K filed by the Borrower with the SEC since January 1, 1998.

As of their respective dates, such reports, proxy statements and prospectuses (collectively, with any amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report of the Borrower has been revised or superseded by an SEC Report subsequently filed by the Borrower, none of the Borrower's SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Borrower's SEC Reports (including any related notes and schedules) fairly present the financial position of the Borrower and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1998, the Borrower has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC. Since December 31, 1998 and except for the effects of the Merger (including the assumption by the Borrower of the Tender Offer Loans), there has been no material adverse change in the business, assets, operations or condition, financial or otherwise (or, at any time this representation is made or repeated after the Merger Closing Date, the prospects), of the Borrower and its Subsidiaries, taken as a whole, and no event, condition, occurrence or circumstance subsists which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.06. Environmental Matters.

         (a) Except for Environmental Claims disclosed in or referred to in Part A of Schedule VIII, as of the date of this Agreement, each of the Borrower and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Authorities which are required under any applicable Environmental Law in respect of its business, properties, assets and operations ("Environmental Permits"), except (i) for such permits as to which due and proper application is pending, and (ii) for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole. Each of such Environmental Permits is in full force and effect, and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

         (b) Except for Environmental Claims disclosed in or referred to in Part A of Schedule VIII, as of the date of this Agreement, there is no Environmental Claim filed, pending, or to the best knowledge of the Borrower threatened or in process, against the Borrower or any of its Subsidiaries or any person whose liability for such Environmental Claim the Borrower or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, that would, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

         (c) Except as disclosed or referred to in Part B of Schedule VIII, no Liens have arisen under or pursuant to any Environmental Law on any property, site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, except for such Liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, and no action of any Governmental Authority has been taken or, to the best knowledge of the Borrower, is threatened or in process which could subject any of such properties to such Liens, except for such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

         (d) As used in this Agreement, "Environmental Claim" means any claim, action, cause of action, order, investigation or notice (written or oral) by any person alleging potential or actual liability (including, without limitation, potential or actual liability for investigation, evaluation, cleanup, removal actions, remedial actions, response actions, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any Environmental Law, including any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and shall include any request for information under CERCLA or any comparable state or local law.

         SECTION 4.07. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

         SECTION 4.08. Schedule 14D-9, Proxy Statement; Schedule 14D-1; Other Information. None of the Schedule 14D-9, the Proxy Statement (with respect to the information included therein relating to the Borrower or its Subsidiaries) or the Schedule 14D-1 (with respect to the information included therein relating to the Borrower or its Subsidiaries) filed by Grupo Mexico or filed by the Borrower with the SEC in connection with the Tender Offer and the Merger will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the Proxy Statement are filed with the SEC, and at the time of the mailing of the Schedule 14D-9, the Proxy Statement or the Schedule 14D-1 or any amendments or supplements thereto, and at the time of the Shareholders Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Borrower with respect to information supplied in writing by Grupo Mexico or any of its affiliates specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the applicable federal securities laws and the rules and regulations promulgated thereunder. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to the Borrower's shareholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."

         SECTION 4.09. Rights Plan. The Borrower represents and warrants that the Board of Directors of the Borrower has taken all necessary action to render the Rights Agreement between the Borrower and The Bank of New York, dated as of January 28, 1998, as amended as of July 15, 1999, inapplicable to the Transactions contemplated by the Merger Agreement.

         SECTION 4.10. Tax Matters . Except as disclosed in Schedule XV,

          (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Borrower, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Borrower or any of its Subsidiaries (i) is a member (a "Current Group") or (ii) was a member during six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Group," together with Current Groups, an "Affiliated Group") have been timely filed, and all such Tax Returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower (it being understood that the representations made in this Section, to the extent that they relate to Past Groups, are made to the knowledge of the Borrower). All Taxes due and owing by the Borrower, any Subsidiary of the Borrower or any Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Borrower, any Subsidiary of the Borrower or any Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Borrower. All assessments for Taxes due and owing by the Borrower, any Subsidiary of the Borrower, or any Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. The Borrower and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower;

          (b) Neither the Borrower nor any of its Subsidiaries has (i) entered into a closing agreement or similar agreement with a taxing authority relating to Taxes of the Borrower or any of its Subsidiaries with respect to a taxable period for which the statute of limitations is still open, or
     (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any such income Tax, in either case, that is still outstanding;

          (c) There are no Liens relating to Taxes upon the assets of the Borrower other than Liens relating to Taxes not yet due, except as would not have a Material Adverse Effect on the Borrower. Neither the Borrower nor any of its Subsidiaries is a party to any agreement relating to the allocating or sharing of Taxes, other than an agreement with each other; and

          (d) For purposes of this Section: "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         SECTION 4.11. Absence of Certain Changes. Except as set forth in
Schedule IX, since December 31, 1998, and, other than with respect to clause (a) below, prior to the date hereof, except as set forth in the Borrower's (or any of its Subsidiaries') SEC Reports filed prior to the date hereof, the Borrower and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice and there has not been:

          (a) any event, occurrence or development (including the discovery of new or additional information concerning an existing environmental condition) which, individually or in the aggregate, would have a Material Adverse Effect on the Borrower;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Borrower (other than regular quarterly cash dividends payable by the Borrower in respect of shares of its capital stock consistent with past practice) or any repurchase, redemption or other acquisition by the Borrower or any of its Subsidiaries of any outstanding shares of its capital stock except (y) as required by the terms of any employee or stock option plan or compensation plan or arrangement, (z) in accordance with any dividend reinvestment plan as in effect as of the date of this Agreement in the ordinary course of operation of such plan consistent with past practice;

          (c) any amendment of any material term of any outstanding security of the Borrower or any of its Subsidiaries;

          (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Borrower or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Borrower or any of its Subsidiaries of any contract or other right, in either case, material to the Borrower and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including, without limitation, settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

          (e) any change prior to the date hereof in any method of accounting or accounting practice by the Borrower or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

          (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Borrower or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Borrower or any of its Subsidiaries,
     (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Borrower or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

          (g) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

         SECTION 4.12. No Undisclosed Material Liabilities. There are no liabilities of the Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than:

          (a) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on the Borrower;

          (b) liabilities disclosed in the SEC Reports of the Borrower or except as disclosed pursuant to Schedule X hereto; and

          (c) liabilities under or arising as a result of this Agreement.

         SECTION 4.13. Labor Relations. As of the date of this Agreement: (a)
Schedule XI sets forth a complete list of each collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party, (b) no labor organization or group of employees of the Borrower (or any of its Subsidiaries) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Borrower, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, and (c) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Borrower, threatened against or involving the Borrower or any of its Subsidiaries.

         SECTION 4.14. Solvency. The Borrower, individually and on a consolidated basis with its Subsidiaries is, and after giving effect to the making of the Revolving Loans and the other Transactions will be, Solvent.

         SECTION 4.15. Validity of Security Interests. Each of the Asarco Security Agreement, the SPC Holdings Share Pledge Agreement and the Unclaimed Funds Security Agreement creates in favor of the Collateral Agent (for the benefit of the Lender and the lenders party to the Credit Agreement) each security interest purported to be created thereunder each security interest purported to be created thereby. All such security interests are valid and binding, and upon the filing and recording required by Section 5.01 of the Asarco Security Agreement will constitute fully perfected first priority security interests or assignments of rights as a way of security, as the case may be, superior in right to any other Liens, except Liens permitted by Section 7.02.

         SECTION 4.16. Use of Proceeds, Etc.

         (a) Working Capital. The proceeds of the Revolving Loans shall be used for working capital purposes and for refinancing of Indebtedness under existing revolving credit facilities as contemplated in Section 4.04(a).

         (b) Regulations of the Board. Neither the making of any Revolving Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation U or X of the Board and no part of the proceeds of any Revolving Loan will be used to purchase or carry any margin stock in violation of Regulation U or X or to extend credit for the purpose of purchasing or carrying any margin stock in violation of Regulation U or X.

         SECTION 4.17. Legal or Arbitral Proceedings. Except as disclosed in
Schedule XII, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision that would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. Chief Executive Office. The chief executive office of the Borrower is at 180 Maiden Lane, New York, New York 10038.

         SECTION 4.19. Inventory. On the date of this Agreement, the inventory (as defined in the Uniform Commercial Code as in effect in the State of New
York) of the Borrower is located in the following states: Arizona, Colorado, Illinois, Indiana, Mississippi, Montana, New York, Pennsylvania, Tennessee and Texas.


                                    ARTICLE V

                                   CONDITIONS

         SECTION 5.01. Effective Date. The obligations of the Lenders to make Revolving Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory in form and substance to the Administrative Agent (and to the extent specified below, to each Lender), except to the extent any such condition shall have been waived in accordance with Section 10.02:

          (a) Executed Counterparts. From each party named on the signature pages hereof and of the Inter-Creditor Agreement, either (i) a counterpart of this Agreement and the Inter-Creditor Agreement, respectively, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement and the Inter-Creditor Agreement.

          (b) Opinion of Counsel to the Obligors. An opinion (addressed to the Administrative Agent and the Lenders, and the lenders and the Administrative agent under the Credit Agreements and dated the Effective
     Date) of each of Brown & Wood LLP, special New York counsel to the Obligors and Wilentz, Goldman & Spitzer, P.A., special New Jersey counsel to Grupo Mexico; and Santamarina y Steta, S.C., special Mexican counsel to the Obligors, substantially in the form of Exhibits D-1, D-2 and D-3, respectively, and covering such other matters relating to the Borrower, Grupo Mexico, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to all such Persons.

          (c) Opinion of Special Counsel to Chase. An opinion (addressed to the Administrative Agent and the Lenders, and the lenders and the administrative agent under the Credit Agreements and dated the Effective
     Date) of each of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase and of Ritch, Heather y Mueller, S.C., special Mexican counsel to Chase, substantially in the form of Exhibits E-1 and E-2, respectively (and Chase hereby instructs such counsel to deliver such opinion to all such Persons.

          (d) Corporate Documents. From each Obligor, certified copies of its constitutive and governing documents, good standing certificates (if available in such Obligor's jurisdiction of incorporation) and of the actions of the board of directors or other governing body of each Obligor taken to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party, and the performance by it of its obligations hereunder and thereunder, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Obligor in respect of the authority and incumbency, and containing a specimen signature, of each person who has signed or will sign any Transaction Document, on its behalf, or who will, until replaced by another person or persons duly authorized for that purpose, otherwise act as representative for the purposes of signing documents in connection with the Transaction Documents, and the transactions contemplated thereby (including, without limitation, the giving of notices, certificates, directions and requests thereunder). In addition the certificate of the Borrower shall confirm compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (f) Borrowing Base Certificate. A Borrowing Base Certificate as of a date not more than 10 days prior to the Effective Date.

          (g) Asarco Security Agreement and the SPC Holdings Share Pledge Agreement. The Asarco Security Agreement and the SPC Holdings Share Pledge Agreement, duly executed and delivered by the Borrower and the Collateral Agent, and the stock certificates identified therein, accompanied by undated stock powers executed in blank, in accordance with the SPC Holdings Share Pledge Agreement. In addition, the Borrower shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Asarco Security Agreement.

          (h) GMM Share Pledge Agreement, Asarco Pledge Agreement and Unclaimed Funds Security Agreement. The GMM Share Pledge Agreement, the Bital Share Pledge Agreement, the Asarco Pledge Agreement and Unclaimed Funds Security Agreement shall be in full force and effect.

          (i) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) indicated on Schedule XIII that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Required Lenders shall have been made) or, in the alternative, a certificate from the Borrower confirming that the failure by the Borrower to pay such Indebtedness will not, after giving effect to the Loans, constitute a Default hereunder or a breach or default (with or without notice, lapse of time or other condition) under the agreements or instruments relating to such Indebtedness to or any other Indebtedness of the Borrower.

          (j) Process Agent. A letter of acceptance confirming the appointment of MMI as Process Agent pursuant to Section 10.09(d), together with certified copies of the notarial deeds pursuant to which Grupo Mexico shall have granted to the Process Agent a power of attorney for such purposes.

          (k) Required Third Party Consents. True and correct copies of all Required Third Party Consents, in form and substance satisfactory to the Administrative Agent.

          (l) Tender Offer Loans. Evidence that the lenders under the Credit Agreement shall have made the Tender Offer Loans.

          (m) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

         The obligation of any Lender to make its initial Revolving Loan hereunder is also subject to the payment by the Borrower and Grupo Mexico of such fees as the borrower and Grupo Mexico shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of special counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Revolving Loan Documents and the Revolving Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Revolving Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) and the Borrower has timely submitted a Borrowing Request with a date for proposed Borrowing on or prior to 12:00 noon, New York City time, on the Commitment Termination Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 5.02. Each Revolving Loan. The obligation of each Lender to make any Revolving Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Borrower and of Grupo Mexico set forth in this Agreement shall be true and correct on and as of the date of such Revolving Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than, if such borrowing is not for the Initial Disbursement, Sections 4.01(b), 4.07 and 4.10);

          (b) at the time of and immediately after giving effect to such Revolving Loan and the use of proceeds thereof, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

          (c) no event, development or circumstance has occurred which, in the judgment of the Administrative Agent, has had or could reasonably be expected to have a Material Adverse Effect; and

          (d) upon giving of effect to the making of such Revolving Loan, the total Revolving Credit Exposures shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 5.01(f) or 6.01(e), as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower and by Grupo Mexico on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and Grupo Mexico, as the case may be, covenants and agrees with the Lenders that:

         SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the corresponding figures for (or in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each such Person on a consolidated basis in accordance with GAAP consistently applied; and

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken by the Borrower with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Section 7.09, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) as soon as available and in any event within 10 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period;

          (f) periodically at the request of the Administrative Agent or the Required Lenders, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of the relevant period is accurate and complete in all material respects and in addition, as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a like report of PricewaterhouseCoopers, Arthur Andersen and Co. or other independent public accountants with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of this Agreement and the other Revolving Loan Documents, as the Administrative Agent or any Lender may reasonably request.

         SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (d) the assertion of any claim of Environmental Liability by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any claims of Environmental Liability or alleged violation that, if adversely determined, would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by the Borrower with respect thereto.

         SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03; and provided further that this Section 6.03 shall not prohibit the sale of Specialty Chemicals and Aggregates Business.

         SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 6.06. Books and Records; Inspection and Audit Rights.

         (a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses unless an Event of Default has occurred and is continuing. The Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal.

         SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws (including Environmental
Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements or other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for working capital purposes and for payment of existing Indebtedness and for payment of the Tender Offer Loans. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. Letters of Credit will be issued only to support permitted purposes.

         SECTION 6.09. Hedging Agreements. The Borrower will, within 45 days after the Tender Offer Closing Date, obtain and thereafter maintain, in full force and effect, Hedging Agreements with a term of at least one year from the Effective Date with one or more counterparties acceptable to the Administrative Agent, that consist of (a) the purchase of put options covering 100,000 tons of copper at $0.75/lb and (b) the sale of call options covering such tonnage of copper at a specified price, the premium on which would be substantially equivalent to the premium paid for the Borrower's purchase of put options described in item (a) above.

         SECTION 6.10. Grupo Mexico Affirmative Covenants. Grupo Mexico will comply with its affirmative covenants set forth in Article VI of the Credit Agreement. Article VI of the Credit Agreement, together with related definitions and exceptions applicable to such specified Article, is hereby incorporated herein by reference as if set forth in full herein (such Article VI to enter into effect as of the date hereof and to remain in effect for the purposes hereof, notwithstanding any amendment or waiver thereof under the Credit Agreement, except to the extent amended or waived by the Administrative Agent with the consent of the Required Lenders hereunder, and notwithstanding any termination of the Credit Agreement subsequent to the date hereof).


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and Grupo Mexico, as the case may be, covenants and agrees with the Lenders that:

         SECTION 7.01. Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder and under the Credit Agreement (assumed by the Borrower upon the Merger);

          (b) Indebtedness existing on the date hereof and set forth in Part B of Schedule VII (excluding, however, following the initial disbursement of Revolving Loans hereunder, the Indebtedness to be repaid with the proceeds of such Revolving Loans, as indicated on Schedule XIII), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness up to $180,000,000 for which the Borrower is an account party in respect of letters of credit or surety bonds issued in connection with consent decrees;

          (d) Indebtedness up to $50,000,000 for which the Borrower is an account party in respect of letters of credit or surety bonds issued in connection with Asarco's pension program; and

          (e) Indebtedness up to an aggregate principal amount of $120,000,000 (prior to the payment in full of the Tender Offer Loans) or $200,000,000 (after the payment in full of the Tender Offer Loans) for (A) industrial development revenue bond financings under Section 103(b) of the Code, (B) other unsecured Indebtedness and (C) Indebtedness incurred solely to finance the acquisition of fixed or capital assets.

         SECTION 7.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof or enter into any sale-leaseback transaction or similar arrangement that would have the same effect as any of the foregoing, except (references in this Section 7.02 to a "Subsidiary" to be understood to mean a Subsidiary of the Borrower):

          (a) Liens created pursuant to the Security Documents;

          (b) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Part C of Schedule VII (or, to the extent not meeting the minimum thresholds for required listing on Schedule VII pursuant to Section 4.04, in an aggregate amount not exceeding $1,000,000); provided that (A) no such Lien shall extend to any other property or asset of the Borrower and (B) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) (i) pledges or deposits to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, employee benefits, social security or similar matters and Liens or judgments under such laws which are not currently required to be discharged, (ii) pledges or deposits in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party, in each case in the ordinary course of business, (iii) Liens or deposits to secure public or statutory obligations of the Borrower or any Subsidiary, materialmen's, mechanics', carriers', warehousemen's, workmen's, repairmen's, vendors' or like liens or deposits to obtain the release of such liens, (iv) deposits to secure surety, stay, appeal or customs bonds to which the Borrower or any Subsidiary is a party, (v) landlords' liens under leases to which the Borrower or any Subsidiary is a party, (vi) zoning restrictions on the use of real property or irregularities (including easements, rights of way and the like) in title thereto which do not materially detract from the value of such property or materially impair the use thereof and (vii) Liens arising out of contracts for the tolling of metals or minerals by the Borrower or any Subsidiary;

          (d) Liens on property in the process of export or import or on the documents relating to thereto, securing current liabilities of the Borrower or any Subsidiary incurred for the purchase of such property or in connection with the sale or discount of current receivables arising out of the sale of such property;

          (e) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof, arising out of contracts for the purchase of products or services of the Borrower or any Subsidiary or to secure partial, progress, advance or other payments or other obligations, pursuant to any contract or statute (other than taxes or other governmental charges, assessments or penalties) or deposits or pledges to obtain the release of any of the foregoing Liens; or Liens for taxes or assessments or other governmental charges or levies not yet due and delinquent or which are being contested in good faith by appropriate proceedings;

          (f) production payments or other rights of others to the output of mines, smelters or production facilities, including, without limitation, the tolling of metals or minerals by the Borrower or any Subsidiary;

          (g) rights of a lessor under a lease or an operator under an operating agreement;

          (h) Liens securing Indebtedness to the extent permitted under Section 7.01(e)(A) arising out of industrial development revenue bond financings under Section 103(b) of the Code and Liens on pollution control facilities arising out of the financing of the acquisition or use thereof by (or by lessors to) the Borrower or any Subsidiary;

          (i) Liens upon any property or assets existing at the time of acquisition thereof by the Borrower or any Subsidiary, whether by merger, consolidation, purchase, lease or otherwise (including Liens upon property or assets of a corporation existing at the time such corporation becomes a Significant Subsidiary), and not created in contemplation of such acquisition or event;

          (j) Liens securing Indebtedness to the extent permitted under Section 7.01(e)(C) upon any property or assets acquired, constructed or improved by the Borrower or any Subsidiary after the date of this Agreement which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement incurred after the date of this Agreement, provided that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property or assets owned by the Borrower or any Subsidiary at the time of the commencement of such acquisition, construction or improvement, other than any property or assets on which such construction or improvement is located; and provided, further, that the principal amount of Indebtedness secured by each Lien shall not exceed 100% of the cost of such property or assets at the time of the acquisition thereof or, in the case of any construction or improvement, 100% of the cost of such construction or improvement at the time of completion thereof;

          (k) renewals, extensions or replacements in whole or in part of Liens referred to in clauses (a), (h), (i) and (j), or in this paragraph (k), for amounts which shall not exceed the principal amount of the obligation or Indebtedness so renewed, extended or replaced at the time of such renewal, extension or replacement and applying only to the same property and assets theretofore subject to the Lien (plus improvements on or to such property);

          (l) Liens created by the Borrower and/or its Significant Subsidiaries in the ordinary course of business in connection with Hedging Agreements, provided that the counterparties in such Hedging Agreements are Lenders hereunder; and

          (m) Liens and sale-leaseback transactions on assets or property comprising Principal Property which do not in the aggregate exceed 10% of Principal Consolidated Net Tangible Assets.

         SECTION 7.03. Fundamental Changes.

         (a) Mergers, Consolidations, Disposal of Assets, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary of the Borrower in a transaction in which the surviving entity is a Subsidiary of the Borrower and (iii) any Subsidiary of the Borrower other than Southern Peru may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that this Section shall not prevent (i) the Merger, so long as the Borrower satisfies the following conditions: (A) execution and delivery of the Assumption Agreement and (B) the Borrower shall provide to the Administrative Agent written legal opinions of counsel in form and substance satisfactory to the Administrative Agent, and (ii) the sale or disposition by the Borrower of Specialty Chemicals and Aggregates Business as permitted under Section 6.03, so long as such sale or disposition is effected for not less than fair market value and for cash proceeds only.

         (b) Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including any energy - related businesses.

         SECTION 7.04. Investments.

         The Borrower will not make or permit to remain outstanding any Investments except:

          (a)  Permitted Investments of the Borrower;

          (b) any Investments of the Borrower in its Subsidiaries existing on the date hereof;

          (c) prior to payment in full of the Tender Offer Loans, additional Investments in an aggregate amount not exceeding $25,000,000 per year; and

          (d) after the payment in full of the Tender Offer Loans, additional Investments in an aggregate amount not exceeding $75,000,000 per year.

         SECTION 7.05. Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and make Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and upon giving effect thereto:

          (a) no Default shall have occurred and be continuing;

          (b) the Borrower is in compliance with Section 7.09;

          (c) prior to the payment in full of the Tender Offer Loans, aggregate Restricted Payments made in any year do not exceed 25% of the Consolidated Net Income for such year; and

          (d) after the payment in full of the Tender Offer Loans, aggregate Restricted Payments made in any year do not exceed 50% of Consolidated Net Income for such year, provided that on any date on which any Restricted Payment is made, the Borrowing Base on such date (computed without including in such "Borrowing Base" any value whatsoever for the shares of Southern Peru owned by SPC Holdings) is equal to or greater than the unterminated Commitments (used or unused) as at such date.

         SECTION 7.06 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 7.07. Restrictive Agreements. The Borrower will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower; provided that the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) restrictions and conditions existing on the date hereof identified on Schedule XIV (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

         SECTION 7.08. Grupo Mexico Negative Covenants. Grupo Mexico will comply with its negative covenants set forth in Article VII of the Credit Agreement.
Article VII of the Credit Agreement, together with related definitions and exceptions applicable to such specified Article, is hereby incorporated herein by reference as if set forth in full herein (such Article VII to enter into effect as of the date hereof and to remain in effect for the purposes hereof, notwithstanding any amendment or waiver thereof under the Credit Agreement, except to the extent amended or waived by the Administrative Agent with the consent of the Required Lenders hereunder, and notwithstanding any termination of the Credit Agreement subsequent to the date hereof).

         SECTION 7.09. Consolidated Adjusted EBITDA. The Borrower will not permit its Consolidated Adjusted EBITDA to be less than the following respective amounts for the Measuring Periods ending on the following dates:

                  Date                            Amount
               ----------                       -----------
          June 30, 2000                         $25,000,000
          September 30, 2000                    $50,000,000
          December 31, 2000                    $100,000,000
          March 31, 2001                       $125,000,000
          June 30, 2001                        $125,000,000
          September 30, 2001                   $135,000,000
          Any quarter-end thereafter           $150,000,000

         SECTION 7.10. Accounting Changes. The Borrower shall not make any significant change in accounting treatment or reporting practices, except as permitted by GAAP and set forth in its financial statements, or change the fiscal year of the Borrower unless such change shall be deemed by the Borrower to be materially advantageous to such Person and could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.11. Capital Expenditures. The Borrower will not make Capital Expenditures which exceed in the aggregate $90,000,000 per year.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Revolving Loan, or any reimbursement obligation in respect of any LC Disbursement, or (after the Merger) any Tender Offer Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount referred to in clause
     (a) of this Article) payable under this Agreement or under any other Revolving Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Affiliated Party in or in connection with this Agreement or any other Revolving Loan Document or any amendment or modification hereof or thereof, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Revolving Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made; or any representation or warranty made by the Borrower or Grupo Mexico pursuant to the Merger Agreement shall prove to have been false or misleading as of the time made in any material respect;

          (d) the Borrower or Grupo Mexico shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02 or 6.03 (with respect to the Borrower's existence), or in Sections 6.02 or 6.03 (with respect to Grupo Mexico's existence) of the Credit Agreement, as incorporated by reference in Section 6.10 hereof, or any Obligor shall default in the performance of any of its obligations contained in Section
     5.01 or 5.02 of the Unclaimed Funds Security Agreement or Section 4.01 or
     4.02 of the Pledge Agreements or the Asarco Security Agreement, respectively, and such default shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender;

          (e) (i) any of Grupo Mexico, the Borrower, GMM or any of their respective Subsidiaries (A) fails to make any payment (whether of principal or interest and regardless of amount) when due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise) of any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant documents on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the holders or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, such Material Indebtedness to be declared to be due and payable prior to its stated maturity; or (C) without limiting the foregoing, an "Accelerated Amortization Event", "Default" or "Event of Default" under and as defined in the SEN Facility or any similar facility entered into as a replacement for the SEN Facility, or a "Default" or "Event of Default" under and as defined in the U.S. Registered Note Indenture shall occur and be continuing (other than any such "Accelerated Amortization Event" that arises solely as a result of a downgrading of the credit rating of GMM, provided that such event continues unremedied for not more than 60 days and, during such period, GMM and Grupo Mexico diligently pursue avenues acceptable to the Administrative Agent to remedy such occurrence); or (ii) there occurs under any Hedging Agreements an early termination date resulting from any event of default under such Hedging Agreement as to which Grupo Mexico, GMM or any of their respective Subsidiaries is the defaulting party or similar status (however defined) and the termination value or similar sum (however defined) owed by any such Person as a result thereof constitutes Material Indebtedness; or (iii) there occurs any termination, liquidation, unwind or similar event or circumstance under any Receivables purchase facility which permits any purchaser of Receivables thereunder to cease purchasing such Receivables or to apply all collections on previously purchased Receivables thereunder to the repayment of such purchaser's interest in such previously purchased Receivables (other than any such event or circumstance that arises solely as a result of (A) a down-grading of the credit rating of any bank or financial institution not affiliated with Grupo Mexico that provides liquidity, credit or other support in connection with such facility, or (B) a downgrading of the credit rating of GMM, subject to the provisos set forth above in clause (i)(C) above);

          (f) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Revolving Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Affiliated Party or any Material Subsidiary of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Affiliated Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Affiliated Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) any Affiliated Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) without limiting clause (e) above, the Borrower or Grupo Mexico fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under the Credit Agreement, and such failure continues after the applicable grace or notice period, if any, specified in such agreement on the date of such failure, if the effect of such failure, event or condition is to cause, or to permit the lenders under the Credit Agreement (or an agent on behalf of such lenders) to cause, any Tender Offer Loans to be declared to be due and payable prior to their stated maturity;

          (k) either the Borrower or GMM shall at any time cease to be a substantially wholly-owned Subsidiary of Grupo Mexico, or, provided the conditions specified in Section 7.03 of the Credit Agreement have been met, either the Borrower or GMM shall at any time thereafter cease to be a majority-owned and Controlled Subsidiary of Grupo Mexico; or Southern Peru shall cease to be a majority-owned and Controlled Subsidiary of the Borrower;

          (l) one or more judgments for the payment of money shall be rendered against any Affiliated Party or any Material Subsidiary or any combination thereof in an aggregate amount in excess of the amount of Indebtedness that would constitute Material Indebtedness of such Person and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Affiliated Party or any Material Subsidiary to enforce any such judgment;

          (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken individually or together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or result in liability of the Borrower and its Subsidiaries in an aggregate amount at any one time exceeding 1.5% of the consolidated total assets of the Borrower and its consolidated Subsidiaries;

          (n) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries (or any predecessor in interest of the Borrower or any of its Subsidiaries), of, or there shall have been asserted against the Borrower or any of its Subsidiaries, a claim of Environmental Liability that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (o) a Change in Control shall occur; or

          (p) any Lien stated to be created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent (for the benefit of the Lenders and the lenders party to the Credit Agreement), free and clear of all other Liens (other than Liens permitted under paragraph (b) of Annex I or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (g) or (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Revolving Loan Documents, authorizes the Administrative Agent to execute and deliver on its behalf the Inter-Creditor Agreement (among other things, appointing the Collateral Agent and setting forth the voting requirements for instructing the Collateral Agent) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Grupo Mexico or any Subsidiary or other Affiliate thereof (including the Borrower) as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Revolving Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Revolving Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Revolving Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Grupo Mexico or any of its Subsidiaries (including the Borrower) that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Revolving Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Revolving Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower and Grupo Mexico. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Revolving Loan Document or any related agreement or any document furnished hereunder or thereunder.

         Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Revolving Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) grant any authorization to release any collateral or otherwise to terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release or consent to the release of any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Grupo Mexico, to it at Grupo Mexico, S.A. de C.V., Baja California 200, Piso 6, Col. Roma Sur, 06760 Mexico, D.F., Attention of Daniel Tellechea Salido (Telecopy No. (525) 264-7664; Telephone No. (525) 574-7066);

          (b) if to the Borrower, to it at 180 Maiden Lane, New York, New York 10038, Attention: Chief Financial Officer (Telecopy No. (212) 510-1855; Telephone No. (212) 510-2000);

          (c) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group (Telecopy No. (212) 522-7490; Telephone No.
     (212) 522-7253), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Nicholas Chirekos, Managing Director (Telephone No. (212) 270-0400) and to Kenneth Kryzda, Managing Director, Chase Mexico, 600 Prolongacion, Paseo de la Reforma, Col. Santa Fe, C.P. 01210 Mexico, D.F. (Telecopy No. (525) 258-1793; Telephone No. (525)
     257-9734); and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02. Waivers; Amendments.

         (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender or the Issuing Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such .right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

         (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Revolving Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled final maturity date of any Revolving Loan or LC Disbursement, or postpone the scheduled date of payment of any interest thereon or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment or any mandatory prepayment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types of Revolving Loans, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release Grupo Mexico from any of its guarantee obligations under Article III without the written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be, and (y) any modification or supplement of Article III shall require the consent of Grupo Mexico.

         SECTION 10.03. Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Revolving Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent or (after the occurrence of an Event of Default) any Lender or the Issuing Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or (after the occurrence of an Event of Default) any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Revolving Loan Documents, including its rights under this Section, or in connection with the Revolving Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

         (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender, the Issuing Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Revolving Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

         (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof.

         (e) Payments. All amounts due under this Section shall be payable not later than 3 Business Days after written demand therefor.

         SECTION 10.04. Successors and Assigns.

         (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than as contemplated by the Merger, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may assign to one or more assignees, including an Approved Fund, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Administrative Agent and Grupo Mexico (except, in the case of Grupo Mexico, during the existence of a Default) (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Revolving Loan Documents (including all or a portion of its Commitment and the Revolving Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Revolving Loan Documents shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Revolving Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Revolving Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Revolving Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

         (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

         (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Revolving Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

         SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15,
3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements to the Administrative Agent, including those agreements with Chase and Chase Securities Inc. covering, among other matters, fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties named on the signature pages hereof, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.09. Governing Law; Jurisdiction; Etc.

         (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto further submits, for the purpose of any such judgment, action or proceeding rendered or brought against it, to the appropriate courts of the jurisdiction of its domicile. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto waives the right to require that suits against it be brought in any other jurisdiction to which it would otherwise be legally entitled.

         (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Service of Process. Grupo Mexico hereby irrevocably designates, appoints and empowers MMI (the "Process Agent"), with offices on the date hereof at 712 Fifth Avenue, 39th Floor, New York, New York 10011, as its designee, appointee and agent with respect to any action or proceeding in New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding, and Grupo Mexico hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all legal process, summons, notices and documents, and agrees that the failure of such agent to give any advice of any such service of process to Grupo Mexico shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, Grupo Mexico agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Lenders. Grupo Mexico further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each of Grupo Mexico and the Process Agent, at their respective addresses set forth in this Section and Section 10.01, such service to become effective five days after such mailing. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Treatment of Certain Information; Confidentiality.

         (a) Treatment of Certain Information. Each of the Borrower and Grupo Mexico acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower, Grupo Mexico or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Borrower and Grupo Mexico hereby authorizes each Lender to share any information delivered to such Lender by the Borrower, Grupo Mexico and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, with any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Revolving Loan Document or any suit, action or proceeding relating to this Agreement or any other Revolving Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or Grupo Mexico or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Judgment Currency. This is an international loan transaction in which the specification of Dollars (the "Specified Currency"), and payment in New York City (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      ASARCO INCORPORATED



                                      By /s/ Daniel Tellechea Salido
                                        ----------------------------------------
                                        Name:   Daniel Tellechea Salido
                                        Title:  Vice President

                                      GRUPO MEXICO, S.A. DE C.V.



                                      By /s/ Daniel Tellechea Salido
                                        ----------------------------------------
                                        Name:   Daniel Tellechea Salido
                                        Title:  Managing Director


                                      By /s/ Genaro Guerrero Diaz Mercado
                                        ----------------------------------------
                                        Name:   Genaro Guerrero Diaz Mercado
                                        Title:  Treasurer

                                      LENDERS
                                      -------

                                      THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent



                                      By /s/ Robert Anastasio
                                        ----------------------------------------
                                        Name:   Robert Anastasio
                                        Title:  Vice President